The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has become effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor are they soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(2)
Registration No. 333-287829

Subject to Completion
Preliminary Prospectus Supplement dated August 10, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT
(to prospectus dated June 6, 2025)

Lloyds Banking Group plc

$              % Senior Callable Fixed-to-Fixed Rate Notes due 2032

$              % Senior Callable Fixed-to-Fixed Rate Notes due 2037

The       % senior callable fixed-to-fixed rate notes due 2032 (the “2032 Senior Notes”) will mature on August    , 2032. The 2032 Senior Notes will bear interest from, and including, August    , 2026 to, but excluding, August    , 2031 (the “2032 Senior Notes Reset Date”) at a fixed annual rate of      %, payable semi-annually in arrears, on February     and August      of each year, commencing on February    , 2027. From, and including, the 2032 Senior Notes Reset Date, the 2032 Senior Notes will bear interest at a fixed annual rate equal to the applicable U.S. Treasury Rate (as defined herein) as determined by the Calculation Agent (as defined herein) on the 2032 Senior Notes Reset Determination Date (as defined herein), plus     %, payable semi-annually in arrears, on February    , 2032 and August    , 2032. We will have the option in our sole discretion (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) to redeem, in whole, but not in part, the 2032 Senior Notes on August     , 2031 at a redemption price equal to 100% of the principal amount of the 2032 Senior Notes being redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, August    , 2031.

The       % senior callable fixed-to-fixed rate notes due 2037 (the “2037 Senior Notes”, and, together with the 2032 Senior Notes, the “Senior Notes”) will mature on August    , 2037. The 2037 Senior Notes will bear interest from, and including, August    , 2026 to, but excluding, August    , 2036 (the “2037 Senior Notes Reset Date”) at a fixed annual rate of      %, payable semi-annually in arrears, on February     and August      of each year, commencing on February    , 2027. From, and including, the 2037 Senior Notes Reset Date, the 2037 Senior Notes will bear interest at a fixed annual rate equal to the applicable U.S. Treasury Rate (as defined herein) as determined by the Calculation Agent (as defined herein) on the 2037 Senior Notes Reset Determination Date (as defined herein), plus     %, payable semi-annually in arrears, on February    , 2037 and August    , 2037. We will have the option in our sole discretion (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) to redeem, in whole, but not in part, the 2037 Senior Notes on August     , 2036 at a redemption price equal to 100% of the principal amount of the 2037 Senior Notes being redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, August      , 2036.

In addition to our option to redeem a series of Senior Notes, we may (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) also redeem a series of Senior Notes, in whole, but not in part, at any time at 100% of their principal amount plus accrued and unpaid interest thereon, if any, upon the occurrence of certain tax or regulatory events described in this prospectus supplement and accompanying prospectus. See “Description of the Senior Notes—Conditions to redemption and purchase, etc.”.

The Senior Notes will be issued in denominations of $200,000 and in integral multiples of $1,000 in excess thereof. The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu and without any preference among themselves and at least pari passu with all of our other outstanding unsecured and unsubordinated obligations, present and future subject to such exceptions as may be provided by mandatory provisions of applicable law.

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within Article 19(5) of the Financial Services and Markets Act 2000  (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the U.K. or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated pursuant to the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by purchasing or acquiring the Senior Notes, each holder (including each beneficial owner) of the  Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of Lloyds Banking Group plc (“LBG”) or another person (and the issue to or conferral on the holder of such shares, securities or obligations, including by means of amendment, modification or variation of the terms of the Senior Notes); and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the relevant maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power.  Each holder and each beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification, moratorium and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of financial holding companies, mixed financial holding companies, banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act 2009 as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise) (the “Banking Act”) and/or the Loss Absorption Regulations, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, canceled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

By purchasing or acquiring the Senior Notes, each holder and each beneficial owner of the Senior Notes, to the extent permitted by the Trust Indenture Act of 1939, as amended (the “TIA”), waives any and all claims against the Trustee (as defined below) for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes.

We intend to apply to list the Senior Notes on the New York Stock Exchange in accordance with its rules.

Investing in the Senior Notes involves risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement and as incorporated by reference herein.

By purchasing or acquiring the Senior Notes, each holder and each beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested The Depository Trust Company (“DTC”) and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discount	Proceeds to us (before expenses)
Per 2032 Senior Note	%	%	%
Total for 2032 Senior Notes	$	$	$

Per 2037 Senior Note	%	%	%
Total for 2037 Senior Notes	$	$	$

The initial public offering prices set forth above do not include accrued interest, if any. Interest on the Senior Notes will accrue from the date of issuance, which is expected to be August     , 2026. See “Underwriting”.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of the Senior Notes. In addition, Lloyds Securities Inc. or another of our affiliates may use this prospectus supplement and the accompanying prospectus in a market-making transaction in the Senior Notes after their initial sale. In connection with any use of this prospectus supplement and the accompanying prospectus by Lloyds Securities Inc. or another of our affiliates, unless we or our agent informs you otherwise in your confirmation of sale, you may assume this prospectus supplement and the accompanying prospectus is being used in a market-making transaction.

We expect that the Senior Notes will be ready for delivery through the book-entry facilities of The Depository Trust Company and its participants including Clearstream Banking, S.A. (“Clearstream Luxembourg”) and Euroclear Bank SA/NV (“Euroclear”) on or about August    , 2026.

Joint Bookrunning Managers for the Senior Notes

BofA Securities	Citigroup	J.P. Morgan
Lloyds Securities	Mizuho	Standard Chartered Bank

Prospectus Supplement dated August      , 2026

Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus (including any free writing prospectus issued or authorized by us). Neither we nor the underwriters have authorized anyone to provide you with different information. Neither we nor the underwriters are making an offer of these securities in any state or jurisdiction where the offer is not permitted. If a jurisdiction requires that the offering be made by a licensed broker or dealer and the underwriters or any affiliate of the underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by the underwriters or such affiliate on behalf of the issuer in such jurisdiction. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

About This Prospectus Supplement

In this prospectus supplement, we use the following terms:

•	“we”, “us”, “our”, "Issuer" and “LBG” mean Lloyds Banking Group plc;

•	“Group” means Lloyds Banking Group plc together with its subsidiaries and associated undertakings;

•	“SEC” refers to the Securities and Exchange Commission;

•	“pounds sterling”, “£” and “p” refer to the currency of the United Kingdom;

•	“dollars” and “$” refer to the currency of the United States; and

•	“euro” and “€” refer to the currency of the member states of the European Union (“EU”) that have adopted the single currency in accordance with the treaty establishing the European Community, as amended.

Incorporation of Information by Reference

We file annual, semi-annual and special reports and other information with the Securities and Exchange Commission. The SEC’s website, at http://www.sec.gov, contains, free of charge, reports and other information in electronic form that we have filed. You may also request a copy of any filings referred to below (excluding exhibits) at no cost, by contacting us at Investor Relations, 33 Old Broad Street, London, EC2N 1HZ, United Kingdom or by telephone at +44 (0) 207 626 1500.

The SEC allows us to incorporate by reference much of the information that we file with them. This means:

•	incorporated documents are considered part of this prospectus supplement;

•	we can disclose important information to you by referring you to these documents; and

•	information that we file with the SEC will automatically update and supersede this prospectus supplement.

We incorporate by reference (i) LBG’s report on Form 6-K filed with the SEC on January 29, 2026, which includes its risk factors (film no. 26574895); (ii) LBG’s Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on February 13, 2026; (iii) LBG's report on Form 6-K filed with the SEC on June 10, 2026, disclosing a board change (film no. 261077951); (iv) LBG’s report on Form 6-K filed with the SEC on July 30, 2026, which includes the unaudited condensed consolidated results for the six months ended June 30, 2026; and (v) LBG’s report on Form 6-K filed with the SEC on July 30, 2026, disclosing LBG’s capitalization as of June 30, 2026.

We also incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K that we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus supplement.

Forward-Looking Statements

From time to time, we may make statements, both written and oral, regarding assumptions, projections, expectations, intentions or beliefs about future events. These statements constitute “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995. We caution that these statements may and often do vary materially from actual results. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. You should read the sections entitled “Risk Factors” in this prospectus supplement and “Forward-Looking Statements” in our Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference herein.

We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, forward-looking events discussed in this prospectus supplement or any information incorporated by reference, might not occur.

Important Information

U.K. MiFIR product governance / Professional investors and ECPs only target market – Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Senior Notes has led to the conclusion that: (i) the target market for the Senior Notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (as defined below) (“U.K. MiFIR”); and (ii) all channels for distribution of the Senior Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Senior Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “U.K. MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Senior Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

Prohibition of sales to EEA retail investors – The Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

U.K. retail investors – The Senior Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom.  For these purposes, the expression retail investor means a person who is  not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Senior Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering, selling or distributing the Senior Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

Prohibition of sales to Swiss retail investors - The Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investors in Switzerland. For these purposes, a retail investor means a person who is a retail client as defined in Article 4 of the Swiss Financial Services Act (“FinSA”). Consequently, no key information document required by the EU PRIIPs Regulation (or any equivalent under the FinSA) has been or will be prepared in relation to any Senior Notes and therefore, any Senior Notes with a derivative character within the meaning of article 86(2) of the Swiss Financial Services Ordinance may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the Senior Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Canadian investors

The Senior Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI 31-103”) and that are not created or used solely to purchase or hold securities as an accredited investor described in paragraph (m) of the definition of “accredited investor”.

The offer and sale of the Senior Notes in Canada is being made on a private placement basis only and is exempt from the requirement that we prepare and file a prospectus under applicable Canadian securities laws. Any resale of the Senior Notes must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. These resale restrictions may under certain circumstances apply to resales of the Senior Notes outside of Canada.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

We are not a member institution of the Canada Deposit Insurance Corporation.  The liability incurred by us through the issuance and sale of the Senior Notes is not a deposit.  We are not regulated as a financial institution in Canada.

Upon receipt of this prospectus supplement, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

Summary

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein, as a whole. Words and expressions defined in “Description of the Senior Notes” below shall have the same meanings in this summary.

The Issuer

Lloyds Banking Group plc was incorporated as a public limited company and registered in Scotland under the U.K. Companies Act 1985 on October 21, 1985 (registration number 95000). Lloyds Banking Group plc’s registered office is at The Mound, Edinburgh EH1 1YZ, Scotland, U.K. and its principal executive offices in England, U.K. are located at 33 Old Broad Street, London, EC2N 1HZ, United Kingdom, telephone number +44 207 626 1500.

General

Issuer	Lloyds Banking Group plc

Senior Notes

$       aggregate principal amount of       % senior callable fixed-to-fixed rate notes due 2032 (the “2032 Senior Notes”).

$       aggregate principal amount of       % senior callable fixed-to-fixed rate notes due 2037 (the “2037 Senior Notes”, and, together with the 2032 Senior Notes, the “Senior Notes”).

Issue Date	August , 2026

Maturity	We will pay the Senior Notes at 100% of their principal amount plus accrued and unpaid interest thereon, if any, on August , 2032 for the 2032 Senior Notes and August , 2037 for the 2037 Senior Notes, subject to any early redemption as described in “Description of the Senior Notes—Optional Redemption”, “Description of the Senior Notes—Tax Redemption” and “Description of the Senior Notes—Loss Absorption Disqualification Event Redemption” in this prospectus supplement.

Interest Rate

2032 Senior Notes. During the initial fixed rate period, interest will accrue from August     , 2026 on the 2032 Senior Notes at a rate of       % per annum.

During the reset fixed rate period, interest will accrue on the 2032 Senior Notes at a fixed annual rate equal to the applicable U.S. Treasury Rate (as defined herein) as determined by the Calculation Agent (as defined herein) on the 2032 Senior Notes Reset Determination Date (as defined herein), plus         basis points (      %).

2037 Senior Notes. During the initial fixed rate period, interest will accrue from August    , 2026 on the 2037 Senior Notes at a rate of       % per annum.

During the reset fixed rate period, interest will accrue on the 2037 Senior Notes at a fixed annual rate equal to the applicable U.S. Treasury Rate (as defined herein) as determined by the Calculation Agent (as defined herein) on the 2037 Senior Notes Reset Determination Date (as defined herein), plus          basis points (       %).

Initial Fixed Rate Period

2032 Senior Notes. From, and including, August     , 2026 to, but excluding, August     , 2031 (the “2032 Senior Notes Reset Date”).

2037 Senior Notes. From, and including, August     , 2026 to, but excluding, August    , 2036 (the “2037 Senior Notes Reset Date”).

Reset Fixed Rate Period

2032 Senior Notes. From, and including, the 2032 Senior Notes Reset Date to, but excluding, August    , 2032.

2037 Senior Notes. From, and including, the 2037 Senior Notes Reset Date to, but excluding, August    , 2037.

Interest Payment Dates

Interest accrued on the Senior Notes during the applicable initial fixed rate period will be payable semi-annually in arrears on February        and August     of each year, commencing on February    , 2027. We refer to each such interest payment date during the applicable initial fixed rate period as a “fixed rate interest payment date”.

Interest accrued on the 2032 Senior Notes during the reset fixed rate period will be payable semi-annually in arrears on February     , 2032 and August     , 2032. We refer to each such interest payment date during the reset fixed rate period as a “2032 reset rate interest payment date,” and together with the fixed rate interest payment dates, the “2032 interest payment dates”.

Interest accrued on the 2037 Senior Notes during the reset fixed rate period will be payable semi-annually in arrears on February     , 2037 and August    , 2037. We refer to each such interest payment date during the reset fixed rate period as a “2037 reset rate interest payment date,” and together with the fixed rate interest payment dates, the “2037 interest payment dates”.

2032 Senior Notes Reset Date	August , 2031.

2037 Senior Notes Reset Date	August , 2036.

2032 Senior Notes Reset Determination Date

The second business day immediately preceding the 2032 Senior Notes Reset Date (the “2032 Senior Notes Reset Determination Date”).

“business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

2037 Senior Notes Reset Determination Date	The second business day immediately preceding the 2037 Senior Notes Reset Date (the “2037 Senior Notes Reset Determination Date”).

U.S. Treasury Rate

“U.S. Treasury Rate” means, with respect to the 2032 Senior Notes Reset Date or the 2037 Senior Notes Reset Date, as applicable, the rate per annum equal to: (1) the arithmetic average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity for the maturity of one year (“Yields”), for the five consecutive business days immediately prior to the 2032 Senior Notes Reset Determination Date or the 2037 Senior Notes Reset Determination Date, as applicable, and appearing under the caption “Treasury constant maturities” on the 2032 Senior Notes Reset Determination Date or the 2037 Senior Notes Reset Determination Date, as applicable, as of 5:00 p.m. (New York City time), in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury constant maturities”, for the maturity of one year; provided that if the Yield is not available through such release (or successor publication) for any relevant business day, then the arithmetic average will be determined based on the Yields for the remaining business days during the five business day period described above (provided further that if the Yield is available for only a single business day during such five business day period, the “U.S. Treasury Rate” will mean the single-day Yield for such day); or (2) if such release (or any successor release) is not published during the week immediately prior to the 2032 Senior Notes Reset Determination Date or the 2037 Senior Notes Reset Determination Date, as applicable, or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the 2032 Senior Notes Reset Date or the 2037 Senior Notes Reset Date, as applicable.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Issuer equal to the last reported Yield on U.S. Treasury securities having a maturity of one year based on information appearing in the most recently published statistical release designated “H.15 Daily Update” (or any successor publication by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities) as of 5:00 p.m. (New York City time) on the 2032 Senior Notes Reset Determination Date or the 2037 Senior Notes Reset Determination Date, as applicable.

The U.S. Treasury Rate shall be determined by the Calculation Agent (as defined herein).

“Comparable Treasury Issue” means, with respect to the applicable reset fixed rate period, the U.S. Treasury security or securities selected by the Issuer with a maturity date on or about the last day of the applicable reset fixed rate period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.

“Comparable Treasury Price” means, with respect to the 2032 Senior Notes Reset Date or the 2037 Senior Notes Reset Date, respectively, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the 2032 Senior Notes Reset Date or the 2037 Senior Notes Reset Date, as applicable (calculated by the Calculation Agent on the 2032 Senior Notes Reset Determination Date preceding the 2032 Senior Notes Reset Date or the 2037 Senior Notes Reset Determination Date preceding the 2037 Senior Notes Reset Date, as applicable), after excluding the highest and lowest such Reference Treasury Dealer Quotations received by the Issuer, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received by the Issuer, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received by the Issuer, then such Reference Treasury Dealer Quotation as quoted in writing to the Issuer by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by the Issuer, or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and the 2032 Senior Notes Reset Date and the 2037 Senior Notes Reset Date, respectively, the bid and offered prices obtained by LBG for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the 2032 Senior Notes Reset Determination Date or the 2037 Senior Notes Reset Determination Date, as applicable.

Regular Record Dates	Interest will be paid to holders of record for each series of Senior Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant interest payment date, whether or not a business day (as defined herein).

Business Day Convention	During the initial fixed rate period: following, unadjusted During the reset fixed rate period: following, unadjusted

Day Count Basis	During the initial fixed rate period: 30/360 During the reset fixed rate period: 30/360

Calculation Agent	The Bank of New York Mellon, London Branch

Ranking	The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu and without any preference among themselves and at least pari passu, with all of our other outstanding unsecured and unsubordinated obligations, present and future, subject to such exceptions as may be provided by mandatory provisions of applicable law.

Events of Default; Default; Limitation of Remedies

Events of Default

An “Event of Default” with respect to a series of Senior Notes shall result if:

•  a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

•  an effective shareholders’ resolution is validly adopted,

for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If an Event of Default with respect to a series of Senior Notes occurs, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding notes of such series of Senior Notes may declare to be due and payable immediately in accordance with the terms of the Indenture the principal amount of, and accrued but unpaid interest thereon, if any, and any Additional Amounts (as defined below), on the Senior Notes of that series.

Defaults

A “Default” with respect to a series of Senior Notes shall result if:

•  any installment of interest in respect of the Senior Notes of such series is not paid on or before its interest payment date and such failure continues for 14 days; or

•  all or any part of the principal of the Senior Notes of such series is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default with respect to a series of Senior Notes occurs, the Trustee may commence a proceeding for the winding-up of LBG, provided that the Trustee may not declare the principal amount of, or any other amount in respect of, the outstanding Senior Notes of any series to be due and payable (except in a winding-up of LBG, as provided above under “Events of Default”).

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Notes.

For further details, see “Description of the Senior Notes—Events of Default; Default; Limitation of Remedies” in the accompanying prospectus and “Risk Factors—Risks relating to the Senior Notes” in this prospectus supplement.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes by purchasing or acquiring the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledges, accepts, agrees to be bound by  and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person (and the issue to or conferral on the holder of such shares, securities or obligations, including by means of amendment, modification or variation of the terms of the Senior Notes); and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the relevant maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and each beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification, moratorium and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of financial holding companies, mixed financial holding companies, banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of  the U.K. resolution regime under the Banking Act 2009 as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise) (the “Banking Act”) and/or the Loss Absorption Regulations, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, canceled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

According to the principles contained in the Banking Act, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in power in respect of the Senior Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities, as such term is described in the Banking Act) and that the holders of the Senior Notes would be treated equally in respect of the exercise of any U.K. bail-in power with all other claims that would rank pari passu with the Senior Notes upon an insolvency of LBG.

See also “Risk Factors— Under the terms of the Senior Notes, you have agreed to be bound by the exercise of any U.K. bail-in power imposed by the relevant U.K. resolution authority”.

LBG’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture (as defined below) (as supplemented by the Twenty-Fourth Supplemental Indenture (as defined below)) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes and the Indenture.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Senior Notes” in this prospectus supplement.

Repayment of Principal and Payment of Interest After Exercise of U.K. Bail-in Power	No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us and the Group.

Additional Issuances	We may, without the consent of the holders of a series of Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as such series of Senior Notes described in this prospectus supplement except for the price to the public, issue date and first interest payment date, provided however that such additional notes that form part of the same series of Senior Notes described in this prospectus supplement and are issued with the same CUSIP, Common Code and/or ISIN number or numbers as the outstanding Senior Notes of the relevant series must be fungible with the outstanding Senior Notes of that series for U.S. federal income tax purposes. See “Description of the Senior Notes—Additional Issuances” in this prospectus supplement.

Optional Redemption	On at least 5 business days’ but no more than 30 business days’ prior written notice delivered to the registered holders of a series of Senior Notes, we may (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem, in our sole discretion, the 2032 Senior Notes in whole, but not in part, on August , 2031, and the 2037 Senior Notes in whole, but not in part, on August , 2036, at a redemption price equal to 100% of the principal amount of such series of Senior Notes plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.

Tax Redemption	In addition to our option to redeem a series of Senior Notes described above, in the event of various tax law changes that require us to pay additional amounts and other limited circumstances as described under “Description of the Senior Notes—Tax Redemption” in this prospectus supplement and “Description of Debt Securities—Redemption of Senior Debt Securities” in the accompanying prospectus we may (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem all, but not less than all, of a series of Senior Notes prior to maturity at 100% of their principal amount plus accrued and unpaid interest thereon, if any.

Loss Absorption Disqualification Event Redemption	We may, at our option (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem all but not some only of a series of Senior Notes outstanding at any time at 100% of their principal amount plus interest if, immediately prior to the giving of the notice referred to above, we notify the Trustee that a Loss Absorption Disqualification Event has occurred (as further described under “Description of the Senior Notes—Loss Absorption Disqualification Event Redemption” in this prospectus supplement).

Book-Entry Issuance, Settlement and Clearance	We will issue the Senior Notes in fully registered form in denominations of $200,000 and integral multiples of $1,000 in excess thereof. Each series of Senior Notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the Senior Notes through DTC and its direct and indirect participants, including Euroclear and Clearstream Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books. We will issue certificated notes only as described in the accompanying prospectus. Settlement of the Senior Notes will occur through DTC in same day funds. For information on DTC’s book-entry system, see “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus.

CUSIP	for the 2032 Senior Notes for the 2037 Senior Notes

ISIN	for the 2032 Senior Notes for the 2037 Senior Notes

Common Code	for the 2032 Senior Notes for the 2037 Senior Notes

Listing and Trading	We intend to apply to list each series of Senior Notes on the New York Stock Exchange.

Trustee and Paying Agent	The Bank of New York Mellon, a banking corporation duly organized and existing under the laws of the State of New York, acting through its London Branch and, having its corporate trust office at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom, will act as the trustee and initial paying agent for the Senior Notes.

Registrar	The Bank of New York Mellon SA/NV, Dublin Branch will act as registrar for the Senior Notes.

Timing and Delivery	We currently expect delivery of the Senior Notes to occur on or about August , 2026, which will be the fifth business day following the pricing of the Senior Notes (such settlement cycle being referred to as “T+5”). Under rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Senior Notes on the date of pricing or the next three succeeding business days will be required, by virtue of the fact that the Senior Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Senior Notes who wish to trade Senior Notes on the date of pricing or the next three succeeding business days should consult their own advisors.

Use of Proceeds	We intend to use the net proceeds of the offering for general corporate purposes. See “Use of Proceeds”.

Joint Bookrunning Managers	BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Lloyds Securities Inc., Mizuho Securities USA LLC and Standard Chartered Bank.

Conflict of Interest	A conflict of interest (as defined by Rule 5121 of FINRA) may exist as Lloyds Securities Inc., an affiliate of the Issuer, may participate in the distribution of the Senior Notes. For further information, see “Underwriting”.

Governing Law	The Senior Indenture, the Twenty-Fourth Supplemental Indenture and the Senior Notes are governed by, and construed in accordance with, the laws of the State of New York, except that, as the Indenture (as defined below) specifies, the provisions relating to the waiver of set-off in the Indenture are governed by and construed in accordance with Scots law.

Risk Factors

Prospective investors should consider carefully the risk factors incorporated by reference into this prospectus supplement and as set out below as well as the other information set out elsewhere in this prospectus supplement (including any other documents incorporated by reference herein) and reach their own views prior to making any investment decision with respect to the Senior Notes.

Set out below and incorporated by reference herein are certain risk factors which could have a material adverse effect on our business, operations, financial condition or prospects and cause our future results to be materially different from expected results. Our results could also be affected by competition and other factors. These factors should not be regarded as a complete and comprehensive statement of all potential risks and uncertainties we face. We have described only those risks relating to our operations or an investment in the Senior Notes that we consider to be material. There may be additional risks that we currently consider not to be material or of which we are not currently aware, and any of these risks could have the effects set forth below. All of these factors are contingencies which may or may not occur and we are not in a position to express a view on the likelihood of any such contingency occurring. Investors should note that they bear our solvency risk. Each of the risks highlighted below could have a material adverse effect on the amount of principal and interest which investors will receive in respect of the Senior Notes. In addition, each of the highlighted risks could adversely affect the trading price of the Senior Notes or the rights of investors under the Senior Notes and, as a result, investors could lose some or all of their investment. You should consult your own financial, tax and legal advisers regarding the risks of an investment in the Senior Notes.

We believe that the factors described below as relating to the Senior Notes represent the principal risks inherent in investing in the Senior Notes, but we may be unable to pay interest, principal or other amounts on or in connection with the Senior Notes for other reasons and we do not represent that the statements below regarding the risks of holding the Senior Notes are exhaustive. Prospective investors should also read the detailed information set out elsewhere in this prospectus supplement (including any documents deemed to be incorporated by reference herein) and reach their own views prior to making any investment decision.

Risks relating to LBG and the Group

For a description of the risks associated with LBG and the Group, see LBG’s report on Form 6-K filed with the SEC on January 29, 2026 (film no. 26574895) and Item 3.D – “Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on February 13, 2026, which are incorporated by reference herein.

Risks relating to the Senior Notes

There are limitations on the remedies available to you and the Trustee should we fail to pay principal or interest on the Senior Notes.

The sole remedy in the event of any non-payment of principal or interest on the Senior Notes is that the Trustee may, on your behalf, subject to applicable laws, institute proceedings for the winding up of LBG. In the event of a winding up of LBG, whether or not instituted by the Trustee, the Trustee may evidence any of our obligations arising under the Senior Notes in any such winding up.

The Trustee may not, however, declare the principal amount of any outstanding Senior Note to be due and payable in the event of such non-payment of principal or interest.

See “Description of the Senior Notes—Events of Default; Default; Limitation of Remedies” for further details.

The Senior Notes are unsecured and are effectively subordinated to our secured indebtedness.

Our Senior Notes are unsecured, will be effectively subordinated to all secured indebtedness we may incur, to the extent of the assets securing such indebtedness. The indenture relating to our Senior Notes does not restrict our ability to incur secured indebtedness in the future. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, to the extent we have granted security over our assets, the assets securing such indebtedness will be used to satisfy the obligations under such indebtedness before we can make payments on the Senior Notes. There may only be limited assets available to make payments on the Senior Notes in the event of an acceleration of the Senior Notes and we may not have sufficient assets to pay amounts due on any or all of our Senior Notes then outstanding.

An active trading market may not develop for the Senior Notes.

Prior to the offering, there was no existing trading market for the Senior Notes. We intend to apply for listing of each series of Senior Notes on the New York Stock Exchange. If, however, an active trading market does not develop or is not maintained, the market price and liquidity of the Senior Notes may be adversely affected. In that case, holders of the Senior Notes may not be able to sell Senior Notes at a particular time or may not be able to sell Senior Notes at a favorable price. The liquidity of any market for the Senior Notes will depend on a number of factors including:

•	the number of holders of the Senior Notes;

•	LBG’s credit ratings published by major credit rating agencies;

•	our financial performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the Senior Notes;

•	prevailing interest rates; and

•	the introduction of any financial transaction tax.

We cannot assure you that an active market for the Senior Notes will develop or, if developed, that it will continue.

Further, unlike certain bank deposits, holders of the Senior Notes have no ability to require repayment of their investment unless a Default or Event of Default, occurs and then only in the limited circumstances described in “Description of the Senior Notes—Events of Default; Default; Limitation of Remedies”.

LBG’s credit ratings may not reflect all risks of an investment in the Senior Notes and a downgrade in credit ratings, including as a result of changes in rating agencies’ views of the level of implicit sovereign support for European banks, could adversely affect the trading prices of the Senior Notes.

LBG’s credit ratings may not reflect the potential impact of all risks relating to the market values of the Senior Notes. However, real or anticipated changes in LBG’s credit ratings will generally affect the market values of the Senior Notes. Credit rating agencies continually revise their ratings for companies that they follow, including LBG, and as such, the credit rating of LBG may be revised, suspended or withdrawn at any time by the assigning rating organization at their sole discretion. Any ratings downgrade could adversely affect the trading prices of the Senior Notes or the trading markets for the Senior Notes to the extent trading markets for the Senior Notes develop, and any ratings improvement will not necessarily increase the value of the Senior Notes and will not reduce market risk and other investment risks related to the Senior Notes. Credit ratings (i) do not reflect the risk that interest rates may rise, which may affect the values of the Senior Notes, which accrue interest at a fixed rate, (ii) do not address the price, if any, at which the Senior Notes may be resold prior to maturity (which may be substantially less than the original offering price of the Senior Notes), and (iii) are not recommendations to buy, sell or hold the Senior Notes.

The Senior Notes have early redemption risk.

We retain the option (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) to redeem a series of Senior Notes, in whole, but not in part, on the applicable redemption date on at least 5 business days’ but no more than 30 business days’ prior written notice. It is more likely that we will redeem a series of Senior Notes prior to its maturity date to the extent that the interest payable on such notes is greater than the interest that would be payable on other instruments of ours of a comparable maturity, of comparable terms and of a comparable credit rating trading in the market. If a series of Senior Notes is redeemed prior to its maturity date, you may have to re-invest the proceeds in a lower interest rate environment.

We may redeem a series of Senior Notes at any time for certain tax reasons.

We may (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem a series of Senior Notes at any time in whole (but not in part) upon the occurrence of certain tax changes as described in this prospectus supplement and accompanying prospectus.

We may redeem a series of Senior Notes at any time following a Loss Absorption Disqualification Event.

We may (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem a series of Senior Notes at any time in whole (but not in part) upon the occurrence of a Loss Absorption Disqualification Event as described in this prospectus supplement. As the applicable laws, regulations and standards relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments continue to be implemented in the United Kingdom and may be subject to potential future amendments, we are currently unable to predict whether the Senior Notes are likely to be, fully or partially, excluded from our minimum requirements (either considering LBG alone or taken together with its subsidiaries) for (1) own funds and eligible liabilities and/or (2) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to LBG and its subsidiaries. If a series of Senior Notes is to be so redeemed or there is a perception that one or more  series of Senior Notes may be so redeemed, this may impact the market price of such series of Senior Notes. Such legislative and regulatory uncertainty could also affect the value the Senior Notes and therefore affect the trading price of the Senior Notes given the extent and impact on the Senior Notes that one or more regulatory or legislative changes could have on the Senior Notes.

Holders cannot require us to redeem a series of Senior Notes early.

Holders have no right to require us to redeem a series of Senior Notes prior to the maturity date therefor.

Because the Senior Notes accrue interest at a fixed rate during the initial fixed rate period, the amount of interest payable on the Senior Notes on each fixed rate interest payment date may be below market interest rates.

Because interest payable on the Senior Notes during the initial fixed rate period accrues at a fixed rate, there can be no guarantee that the interest you will receive on one or more of the interest payment dates will be equal to or greater than the market interest rates on such dates. LBG does not have any control over a number of factors that may affect market interest rates, including economic, financial, and political events, such as the tightening of monetary policy, that are important in determining the existence, magnitude, and longevity of these risks and their results. You should have a view as to the fixed interest rate on the Senior Notes and its level relative to market interest rates before investing.

The interest rate on the Senior Notes will reset on the reset date applicable to the series of Senior Notes.

The interest rate on the 2032 Senior Notes will initially be      % per annum from, and including, August     , 2026 to, but excluding, the 2032 Senior Notes Reset Date. From, and including, the 2032 Senior Notes Reset Date to, but excluding, August     , 2032, the interest rate on the 2032 Senior Notes will be equal to the applicable U.S. Treasury Rate as determined by the Calculation Agent on the 2032 Senior Notes Reset Determination Date, plus      % per annum.

The interest rate on the 2037 Senior Notes will initially be      % per annum from, and including, August     , 2026 to, but excluding, the 2037 Senior Notes Reset Date. From, and including, the 2037 Senior Notes Reset Date to, but excluding, August     , 2037, the interest rate on the 2037 Senior Notes will be equal to the applicable U.S. Treasury Rate as determined by the Calculation Agent on the 2037 Senior Notes Reset Determination Date, plus      % per annum.

As a result, the interest rate on a series of Senior Notes following the applicable reset date may be less than its initial interest rate, which would affect the amount of any interest payments under that series of Senior Notes and, by extension, could affect their market value.

The historical U.S. Treasury Rates are not an indication of future U.S. Treasury Rates.

In the past, U.S. Treasury Rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury Rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury Rates is not an indication that U.S. Treasury Rates are more or less likely to increase or decrease at any time, and you should not take the historical U.S. Treasury Rates as an indication of future rates.

Under the terms of the Senior Notes, you have agreed to be bound by the exercise of any U.K. bail-in power imposed by the relevant U.K. resolution authority. See “—Holders of the Senior Notes may be required to absorb losses in the event we become subject to recovery and resolution action.”

The Prudential Regulation Authority (the “PRA”) requires that, subject to limited exceptions, unsecured liabilities of a relevant institution (such as LBG) governed by the laws of a country outside of the U.K. (which include the Senior Notes, the terms of which are governed by New York Law, except for the waiver of set-off provisions which are governed by the laws of Scotland) must contain a contractual acknowledgment whereby the holders recognize that such liability may be subject to the U.K. bail-in power and agree to be bound by the exercise of those powers by the relevant U.K. resolution authority.

As a result, notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by purchasing or acquiring the Senior Notes, each holder (including each beneficial owner) of the  Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person (and the issue to or conferral on the holder of such shares, securities or obligations, including by means of amendment, modification or variation of the terms of the Senior Notes); and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the relevant maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power.  Each holder and each beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. See “—Holders of the Senior Notes may be required to absorb losses in the event we become subject to recovery and resolution action”.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification, moratorium and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of financial holding companies, mixed financial holding companies, banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act and/or the Loss Absorption Regulations, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, canceled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power. For more information, see “Description of the Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power”.

Holders of the Senior Notes may be required to absorb losses in the event we become subject to recovery and resolution action.

The stated aim of the Bank Recovery and Resolution Directive, as amended (the “BRRD”) is to provide authorities designated by Member States to apply the resolution tools and exercise the resolution powers set forth in the BRRD (the “resolution authorities”) with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ exposure to losses. The BRRD was implemented in the United Kingdom under the Banking Act (as amended) and the PRA’s Rulebook of Rules and Guidance before the U.K.’s withdrawal from the EU. The powers granted to the U.K. resolution authorities under the Banking Act include (but are not limited to) (i) a “write-down and conversion power” relating to Tier 1 and Tier 2 capital instruments and (ii) a “bail-in” power relating to eligible liabilities (including the Senior Notes). Such powers give resolution authorities the ability to write down or write off all or a portion of the claims of certain unsecured creditors of a failing institution or group and/or to convert certain debt claims into another security, including ordinary shares of the surviving Group entity, if any, which ordinary shares may also be subject to write-down or write-off.

As the parent company of U.K. banks, we are subject to the Special Resolution Regime (“SRR”) under the Banking Act, that gives wide powers in respect of U.K. banks and their parent and other group companies to HM Treasury, the Bank of England (“BoE”) (including the PRA), and the Financial Conduct Authority of the United Kingdom (the “FCA”) in circumstances where a U.K. bank has encountered or is likely to encounter financial difficulties.

It is possible that the exercise of other powers under the Banking Act to resolve failing banks in the United Kingdom and give the authorities powers to override events of default or termination rights that might be invoked as a result of the exercise of the resolution powers, could have a material adverse effect on the rights of holders of the Senior Notes and/or a material adverse effect on the price of the Senior Notes. The Banking Act also gives BoE the power to override, vary or impose contractual obligations between a U.K. bank, its holding company and its group undertakings for reasonable consideration, in order to enable any transferee or successor bank to operate effectively. There is also power for the U.K. Treasury to amend the law (excluding provisions made by or under the Banking Act) for the purpose of enabling it to use the regime powers effectively, potentially with retrospective effect. In addition, the Banking Act may be further amended and/or other legislation may be introduced in the United Kingdom to amend the resolution regime that would apply in the event of a bank failure or to provide regulators with other resolution powers.

Finally, the determination that all or part of the principal amount of Senior Notes will be subject to bail-in is likely to be inherently unpredictable and may depend on a number of factors which may be outside of our control. This determination will also be made by the relevant U.K. resolution authority and there may be many factors, including factors not directly related to us or the Group, which could result in such a determination. Because of this inherent uncertainty, it will be difficult to predict when, if at all, the exercise of a U.K. bail-in power may occur which would result in a principal write-off or conversion to other securities, including equity. Moreover, as the criteria that the relevant U.K. resolution authority will be obliged to consider in exercising any U.K. bail-in power provide it with considerable discretion, holders of the Senior Notes may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and consequently its potential effect on us, the Group and the Senior Notes. Potential investors in the Senior Notes should consider the risk that a holder may lose all of its investment, including the principal amount plus accrued and unpaid interest thereon, if any, if such statutory loss absorption measures are acted upon.

Holders of Senior Notes may have limited rights or no rights to challenge any decision of the relevant U.K. resolution authority to exercise the U.K. bail- in power or to have that decision reviewed by a judicial or administrative process or otherwise.

Accordingly, trading behavior in respect of the Senior Notes is not necessarily expected to follow the trading behavior associated with other types of securities that are not subject to such recovery and resolution powers. Potential investors in the Senior Notes should consider the risk that a holder of the Senior Notes may lose all of its investment, including the principal amount plus accrued and unpaid interest thereon, if any, if such statutory loss absorption measures are acted upon or that the Senior Notes may be converted into ordinary shares. Further, the introduction or amendment of such recovery and resolution powers, and/or any implication or anticipation that they may be used, may have a significant adverse effect on the market price of the Senior Notes, even if such powers are not used.

Other powers contained in the Special Resolution Regime under the Banking Act may affect your rights under, and the value of your investment in, the Senior Notes.

The “Special Resolution Regime” under the Banking Act also includes powers to (a) transfer all or some of the securities issued by a U.K. bank or its parent, or all or some of the property, rights and liabilities of a U.K. bank or its parent (which would include the Senior Notes), to a commercial purchaser or, in the case of securities, into temporary public ownership, or, in the case of property, rights or liabilities, to a bridge bank (an entity owned by BoE); (b) together with another resolution tool only, transfer impaired or problem assets to one or more publicly owned asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down; (c) override any default provisions, contracts or other agreements, including provisions that would otherwise allow a party to terminate a contract or accelerate the payment of an obligation; (d) commence certain insolvency procedures in relation to a U.K. bank; and (e) override, vary or impose contractual obligations, for reasonable consideration, between a U.K. bank or its parent and its group undertakings (including undertakings which have ceased to be members of the group), in order to enable any transferee or successor bank of the U.K. bank to operate effectively.

The Banking Act also gives power to the U.K. government to make further amendments to the law for the purpose of enabling it to use the Special Resolution Regime powers effectively, potentially with retrospective effect.

The powers set out in the Banking Act could affect how credit institutions (and their parent companies) and investment firms are managed as well as, in certain circumstances, the rights of creditors. Accordingly, the taking of any actions contemplated by the Banking Act may affect your rights under the Senior Notes, and the value of your Senior Notes may be affected by the exercise of any such powers or threat thereof.

The Senior Notes may not be a suitable investment for investors.

An investor should reach a decision to invest in the Senior Notes after carefully considering, in conjunction with his or her advisors, the suitability of the Senior Notes in light of his or her investment objectives and the other information set out in this prospectus supplement and the prospectus. Neither the Issuer nor the Underwriters makes any recommendation as to whether the Senior Notes are a suitable investment for any person.

There is no limit on the amount or type of further securities or indebtedness that LBG may issue or incur.

There is no restriction on the amount of securities or other liabilities that LBG may issue or incur and which rank pari passu with, the Senior Notes. The issue of any such securities or the incurrence of any such other liabilities may reduce the amount (if any) recoverable by holders of the Senior Notes on a winding up of LBG and may limit LBG’s ability to meet its obligations under the Senior Notes.

The Senior Notes are obligations exclusively of LBG and LBG is structurally subordinated to the creditors of its subsidiaries.

The Senior Notes are obligations exclusively of LBG. LBG is a holding company and conducts substantially all of its operations through its subsidiaries. LBG’s subsidiaries are separate and distinct legal entities, and have no obligation to pay any amounts due or to provide LBG with funds to meet any of LBG’s payment obligations. LBG’s rights to participate in the assets of any subsidiary if such subsidiary is liquidated will be subject to the prior claims of such subsidiary’s creditors and any preference shareholders, except in the limited circumstance where LBG is a creditor with claims that are recognized to be ranked ahead of or pari passu with such claims. Accordingly, if one of LBG’s subsidiaries were to be wound up, liquidated or dissolved, (i) the holders of the Senior Notes would have no right to proceed against the assets of such subsidiary, and (ii) the liquidator of such subsidiary would first apply the assets of such subsidiary to settle the claims of the creditors of such subsidiary, including holders (which may include LBG) of any preference shares and other tier 1 capital instruments of such other subsidiary, before LBG, to the extent LBG is an ordinary shareholder of such other subsidiary and would be entitled to receive any distributions from such other subsidiary.

The Senior Notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other government agency.

The Senior Notes are our obligations but are not bank deposits. In the event of our insolvency, the Senior Notes will rank equally with our other unsecured obligations and will not have the benefit of any insurance or guarantee of the Federal Deposit Insurance Corporation, The Deposit Insurance Fund, the UK Financial Services Compensation Scheme (“FSCS”) or any other government agency.

An investment in the Senior Notes may give rise to higher yields than a bank deposit placed with a deposit-taking bank within the Group. However, an investment in the Senior Notes carries risks which are very different from the risk profile of such a bank deposit. The Senior Notes may provide greater liquidity than a bank deposit since bank deposits are generally not transferable. Conversely, unlike certain bank deposits, holders of the Senior Notes will not have the benefit of any insurance or deposit guarantee of the FSCS or any other government agency.

Holders of the Senior Notes may find it difficult to enforce civil liabilities against LBG or LBG’s directors or officers.

LBG is incorporated as a public limited company and is registered in Scotland and LBG’s directors and officers reside outside of the United States. In addition, all or a substantial portion of LBG’s assets are located outside of the United States. As a result, it may be difficult for holders of the Senior Notes to effect service of process within the United States on such persons or to enforce judgments against them, including in any action based on civil liabilities under the U.S. federal securities laws.

Limitation on our gross-up obligation under the Senior Notes.

Our obligation to pay additional amounts in respect of certain withholding taxes under the terms of the Senior Notes applies only to payments of interest due and paid under Senior Notes and not to payments of principal. We will not be required to pay any additional amounts under the terms of the Senior Notes to the extent any withholding or deduction applied to payments of principal. Accordingly, if any such withholding or deduction were to apply to any payments of principal under the Senior Notes, you may receive less than the full amount due under the Senior Notes, and the market value of the Senior Notes may be adversely affected.

Investors should be aware that the materialization of any of the above risks (including those risks incorporated herein by reference) may adversely affect the value of each series of Senior Notes.

Use of Proceeds

The net proceeds from the sale of the Senior Notes, less the underwriting compensation stated on the cover of this prospectus supplement and expenses payable by us estimated at $      , are estimated to be $        . These proceeds will be used for general corporate purposes.

Capitalization of the Group

The Group’s capitalization and indebtedness on a consolidated basis as at June 30, 2026 is set out in the report on Form 6-K dated July 30, 2026, which is incorporated by reference herein. The amounts have been derived from the unaudited condensed consolidated financial statements as at June 30, 2026 prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board.

Description of the Senior Notes

In this prospectus supplement, we refer to the 2032 Senior Notes and the 2037 Senior Notes collectively as the “Senior Notes”. The following is a summary of certain terms of the Senior Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

2032 Senior Notes

The 2032 Senior Notes will be issued in an aggregate principal amount of $         and will mature on August     , 2032. The 2032 Senior Notes bear interest at a fixed annual rate during the initial fixed rate period and at a reset annual rate during the reset fixed rate period, each as described below.

During the initial fixed rate period, interest will accrue from August     , 2026 on the 2032 Senior Notes at a fixed rate of       % per annum. Interest accrued on the Senior Notes during the initial fixed rate period will be payable semi-annually in arrears on February      and August      of each year, commencing on February     , 2027. We refer to each such interest payment date during the initial fixed rate period as a “fixed rate interest payment date”.

During the reset fixed rate period, interest will accrue on the 2032 Senior Notes at a fixed annual rate equal to the applicable U.S. Treasury Rate (as defined below) as determined by the Calculation Agent (as defined herein) on the 2032 Senior Notes Reset Determination Date (as defined below), plus          basis points (        %). Interest accrued on the 2032 Senior Notes during the reset fixed rate period will be payable semi-annually in arrears on February     , 2032 and August     , 2032. We refer to each such interest payment date during the reset fixed rate period as a “2032 reset rate interest payment date”, and together with the fixed rate interest payment dates, the “2032 interest payment dates”.

The “initial fixed rate period” is from, and including, August     , 2026 to, but excluding, August     , 2031 (the “2032 Senior Notes Reset Date”) and the “reset fixed rate period” starts from, and including, the 2032 Senior Notes Reset Date to, but excluding, August     , 2032.

The “2032 Senior Notes Reset Determination Date” will be on the second business day immediately preceding the 2032 Senior Notes Reset Date.

2037 Senior Notes

The 2037 Senior Notes will be issued in an aggregate principal amount of $         and will mature on August     , 2037. The 2037 Senior Notes bear interest at a fixed annual rate during the initial fixed rate period and at a reset annual rate during the reset fixed rate period, each as described below.

During the initial fixed rate period, interest will accrue from August     , 2026 on the 2037 Senior Notes at a fixed rate of       % per annum. Interest accrued on the Senior Notes during the initial fixed rate period will be payable semi-annually in arrears on February      and August      of each year, commencing on February     , 2027. We refer to each such interest payment date during the initial fixed rate period as a “fixed rate interest payment date”.

During the reset fixed rate period, interest will accrue on the 2037 Senior Notes at a fixed annual rate equal to the applicable U.S. Treasury Rate (as defined below) as determined by the Calculation Agent (as defined herein) on the 2037 Senior Notes Reset Determination Date (as defined below), plus          basis points (        %). Interest accrued on the 2037 Senior Notes during the reset fixed rate period will be payable semi-annually in arrears on February     , 2037 and August     , 2037. We refer to each such interest payment date during the reset fixed rate period as a “2037 reset rate interest payment date”, and together with the fixed rate interest payment dates, the “2037 interest payment dates”.

The “initial fixed rate period” is from, and including, August     , 2026 to, but excluding, August     , 2036 (the “2037 Senior Notes Reset Date”) and the “reset fixed rate period” starts from, and including, the 2037 Senior Notes Reset Date to, but excluding, August     , 2037.

The “2037 Senior Notes Reset Determination Date” will be on the second business day immediately preceding the 2037 Senior Notes Reset Date.

Interest will be paid to holders of record of each series of Senior Notes in respect of the principal amount thereof outstanding 15 calendar days preceding the relevant interest payment date, whether or not a business day. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

Initial Fixed Rate Period

Interest on the Senior Notes during the initial fixed rate period will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. If any scheduled fixed rate interest payment date, redemption date or maturity date is not a business day, we will pay interest and principal, as applicable, on the next business day, but interest on that payment will not accrue during the period from and after such scheduled fixed rate interest payment date, redemption date or maturity date.

Reset Fixed Rate Period

Interest on the Senior Notes during the reset fixed rate period will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such period. The interest rate for the 2032 Senior Notes during the reset fixed rate period will be reset on the 2032 Senior Notes Reset Date. The interest rate for the 2037 Senior Notes during the reset fixed rate period will be reset on the 2037 Senior Notes Reset Date. If any scheduled reset rate interest payment date, redemption date or maturity date is not a business day, we will pay interest and principal, as applicable, on the next business day, but interest on that payment will not accrue during the period from and after such scheduled reset rate interest payment date, redemption date or maturity date.

Determination of the U.S. Treasury Rate

The U.S. Treasury Rate shall be determined by The Bank of New York Mellon, London Branch as calculation agent (the “Calculation Agent”).

“U.S. Treasury Rate” means, with respect to the 2032 Senior Notes Reset Date or the 2037 Senior Notes Reset Date, as applicable, the rate per annum equal to: (1) the arithmetic average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity for the maturity of one year (“Yields”), for the five consecutive business days immediately prior to the 2032 Senior Notes Reset Determination Date or the 2037 Senior Notes Reset Determination Date, as applicable, and appearing under the caption “Treasury constant maturities” on the 2032 Senior Notes Reset Determination Date or the 2037 Senior Notes Reset Determination Date, as applicable, as of 5:00 p.m. (New York City time), in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury constant maturities”, for the maturity of one year; provided that if the Yield is not available through such release (or successor publication) for any relevant business day, then the arithmetic average will be determined based on the Yields for the remaining business days during the five business day period described above (provided further that if the Yield is available for only a single business day during such five business day period, the “U.S. Treasury Rate” will mean the single-day Yield for such day); or (2) if such release (or any successor release) is not published during the week immediately prior to the 2032 Senior Notes Reset Determination Date or the 2037 Senior Notes Reset Determination Date, as applicable, or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the 2032 Senior Notes Reset Date or the 2037 Senior Notes Reset Date, as applicable.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Issuer equal to the last reported Yield on U.S. Treasury securities having a maturity of one year based on information appearing in the most recently published statistical release designated “H.15 Daily Update” (or any successor publication by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities) as of 5:00 p.m. (New York City time) on the 2032 Senior Notes Reset Determination Date or the 2037 Senior Notes Reset Determination Date, as applicable.

“Comparable Treasury Issue” means, with respect to the applicable reset fixed rate period, the U.S. Treasury security or securities selected by the Issuer with a maturity date on or about the last day of the applicable reset fixed rate period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.

“Comparable Treasury Price” means, with respect to the 2032 Senior Notes Reset Date or the 2037 Senior Notes Reset Date, respectively, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the 2032 Senior Notes Reset Date or the 2037 Senior Notes Reset Date, as applicable, received by the Issuer (calculated by the Calculation Agent on the 2032 Senior Notes Reset Determination Date preceding the 2032 Senior Notes Reset Date or the 2037 Senior Notes Reset Determination Date preceding the 2037 Senior Notes Reset Date, as applicable), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received by the Issuer, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received by the Issuer, then such Reference Treasury Dealer Quotation as quoted in writing to the Issuer by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by the Issuer, or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and the 2032 Senior Notes Reset Date and the 2037 Senior Notes Reset Date, the bid and offered prices obtained by LBG for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the 2032 Senior Notes Reset Determination Date or the 2037 Senior Notes Reset Determination Date, as applicable.

All calculations of the Calculation Agent, in the absence of manifest error, will be conclusive for all purposes and binding on the Issuer, the Trustee, the paying agent and on the holders of the Senior Notes.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on each series of Senior Notes during the reset fixed rate period will in no event be higher than the maximum rate permitted by law or lower than 0.00% per annum.

General

The Senior Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu and without any preference among themselves and at least pari passu, with all of our other outstanding unsecured and unsubordinated obligations, present and future, subject to such exceptions as may be provided by mandatory provisions of applicable law.

Each of the 2032 Senior Notes and the 2037 Senior Notes will constitute a separate series of senior debt securities issued under an indenture dated as of July 6, 2010, as amended by the First Supplemental Indenture dated as of July 6, 2016 (the “Senior Indenture”) between us as Issuer and The Bank of New York Mellon, acting through its London Branch, as trustee (the “Trustee”), as supplemented by a Twenty-Fourth Supplemental Indenture to be dated as of August    , 2026 (the “Twenty-Fourth Supplemental Indenture” and, together with the Senior Indenture, the “Indenture”) between us as Issuer and the Trustee, The Bank of New York Mellon, London Branch as paying agent and The Bank of New York Mellon SA/NV, Dublin Branch, as senior debt security registrar. Book-entry interests in the Senior Notes will be issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

The Bank of New York Mellon, London Branch is designated as the paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Senior Notes in fully registered form. Each series of Senior Notes will be represented by one or more global securities in the name of a nominee of The Depository Trust Company (the “DTC”). You will hold beneficial interest in the Senior Notes through the DTC and its participants. The Underwriters expect to deliver the Senior Notes through the facilities of the DTC on August    , 2026. For a more detailed summary of the form of the Senior Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus. Indirect holders trading their beneficial interests in the Senior Notes through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds. Secondary market trading will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg.

Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest on the Senior Notes, so long as the Senior Notes are represented by global securities, will be made in immediately available funds. Beneficial interests in the global securities will trade in the same-day funds settlement system of the DTC, and secondary market trading activity in such interests will therefore settle in same-day funds.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York or in the City of London.

All payments in respect of the Senior Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. Except as provided under “—Payment of Additional Amounts” below, no additional amounts will be paid on the Senior Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Senior Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Senior Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee nor our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Optional Redemption

On at least 5 business days’ but no more than 30 business days’ prior written notice delivered to the registered holders of a series of Senior Notes, we may, in our sole discretion (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem that series of Senior Notes, in whole, but not in part, on August    , 2031 for the 2032 Senior Notes and, in whole, but not in part, on August    , 2036 for the 2037 Senior Notes, at a redemption price equal to 100% of the principal amount of such series of Senior Notes plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption (the “redemption date”).

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Senior Notes, by purchasing or acquiring the Senior Notes, each holder (including each beneficial owner) of the  Senior Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Senior Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Senior Notes into shares or other securities or other obligations of LBG or another person (and the issue to or conferral on the holder of such shares, securities or obligations, including by means of amendment, modification or variation of the terms of the Senior Notes); and/or (iii) the amendment or alteration of the maturity of the Senior Notes, or amendment of the amount of interest due on the Senior Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the Senior Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the relevant maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power.  Each holder and each beneficial owner of the Senior Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Senior Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification, moratorium and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of financial holding companies, mixed financial holding companies, banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act 2009 as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise) (the “Banking Act”) and/or the Loss Absorption Regulations, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, canceled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

According to the principles contained in the Banking Act, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in power in respect of the Senior Notes having regard to the hierarchy of creditor claims (with the exception of excluded liabilities, as such term is described in the Banking Act) and that the holders of the Senior Notes would be treated equally in respect of the exercise of any U.K. bail-in power with all other claims that would rank pari passu with the Senior Notes upon an insolvency of LBG.

No repayment of the principal amount of the Senior Notes or payment of interest on the Senior Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us or other members of the Group. See also “Risk Factors― Under the terms of the Senior Notes, you have agreed to be bound by the exercise of any U.K. bail-in power imposed by the relevant U.K. resolution authority”.

Neither a reduction or cancellation, in part or in full, of the principal amount of, or interest on, the Senior Notes or the conversion thereof into another security or obligation of LBG or another person, as a result of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to LBG, nor the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes will be a Senior Notes Default or a Senior Notes Event of Default for any purpose.

LBG’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture (as supplemented by the Twenty-Fourth Supplemental Indenture) shall survive the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Senior Notes.

By purchasing or acquiring Senior Notes, each holder and each beneficial owner of the Senior Notes: (i) acknowledges and agrees that the exercise of the U.K. bail-in power by the relevant U.K. resolution authority in respect of the Senior Notes shall not give rise to a default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act (the “TIA”); (ii) to the extent permitted by the TIA, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes; and (iii) acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders or beneficial owners of the Senior Notes under Section 5.12 (Control by Holders) of the Senior Indenture, and (b) neither the Senior Indenture nor the Twenty-Fourth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee agree pursuant to a supplemental indenture or an amendment to the Indenture, unless LBG and the Trustee agree in writing that a supplemental indenture is not necessary.

By purchasing or acquiring the Senior Notes, each holder and each beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Senior Notes and (ii) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Senior Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Senior Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes, we shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders and beneficial owners of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes. Any delay or failure by us in delivering the notices referred to in this paragraph shall not affect the validity and enforceability of the U.K. bail-in power.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Senior Notes”.

Events of Default; Default; Limitation of Remedies

Events of Default

An “Event of Default” with respect to a series of Senior Notes shall result if:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

•	an effective shareholders’ resolution is validly adopted,

for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If an Event of Default occurs, the Trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding notes of such series of Senior Notes may declare to be due and payable immediately in accordance with the terms of the Indenture the principal amount of, and accrued but unpaid interest thereon, if any, and any Additional Amounts (as defined below), on the Senior Notes of that series. However, after this declaration but before the Trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding notes of such series of Senior Notes may rescind the declaration of acceleration and its consequences, but only if all Events of Default have been remedied and all payments due, other than those due as a result of acceleration, in respect of such series of Senior Notes have been made.

Defaults

A “Default” with respect to a series of Senior Notes shall result if:

•	any installment of interest in respect of the Senior Notes of such series is not paid on or before its interest payment date and such failure continues for 14 days; or

•	all or any part of the principal of the Senior Notes of such series is not paid when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Default occurs with respect to a series of Senior Notes, the Trustee may commence a proceeding for the winding-up of LBG, provided that the Trustee may not (except in such winding-up, in accordance with “Events of Default” above) declare the principal amount of, or any other amount in respect of, the outstanding Senior Notes of any series to be due and payable.

However, a failure to make any payment on a series of Senior Notes shall not be a Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or other legal advisors, such opinion to be acceptable to the Trustee (“Opinion of Counsel”), to the Trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers, provided, however, that the Trustee may by notice to LBG require it to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an Opinion of Counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case LBG will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then such payment will become due and payable on the expiration of 14 days (in the case of a Default in respect of a payment of interest) or seven days (in the case of a Default in respect of a payment of principal) after the Trustee gives written notice to LBG informing it of such resolution.

During the continuance of an Event of Default, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of holders of such series of Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted therein, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law, provided, however, that LBG shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to the principal of, or any interest on, the Senior Notes of such series prior to any date on which the principal of, or any interest on, the Senior Notes of such series would have otherwise been payable by LBG.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to such series of Senior Notes.

General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes may waive any past Event of Default or Default in respect of such series, except an Event of Default or Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any Senior Note of such series or a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of the Senior Notes of such series.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default or a Default occurs, the Trustee will be under no obligation to take direction from any holder or holders of such series of Senior Notes, unless they have offered reasonable indemnity to the Trustee. Subject to the Indenture provisions for the indemnification of the Trustee, the holder or holders of a majority in aggregate principal amount of the outstanding Senior Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, if the direction is not in conflict with any rule of law or with the Indenture and does not expose the Trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of the Senior Notes not taking part in that direction. The Trustee may take any other action that it deems proper which is not inconsistent with that direction.

The Indenture provides that the Trustee will, within 90 days after the occurrence of an Event of Default or a Default, give to each holder of a series of Senior Notes notice of the Event of Default or Default known to it, unless the Event of Default or Default, has been cured or waived in respect of such series. However, the Trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the Trustee a statement as to our compliance with all conditions and covenants under the Indenture (i) annually, and (ii) within five business days of a written request from the Trustee.

Additional Issuances

We may, without the consent of the holders of a series of Senior Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as such series of Senior Notes described in this prospectus supplement except for the price to the public, issue date and first interest payment date, provided however that such additional notes that form part of any series of Senior Notes described in this prospectus supplement and are issued with the same CUSIP, Common Code and/or ISIN number or numbers as the outstanding Senior Notes of the relevant series must be fungible with the outstanding Senior Notes of that series for U.S. federal income tax purposes. Any such additional notes, together with the Senior Notes offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of Senior Notes or other debt securities that we may issue under such indenture.

Tax Redemption

In addition to our right to redeem each series of Senior Notes described above under “—Optional Redemption”, we may (subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem Senior Notes of any series  in whole but not in part if we determine that as a result of a change in or amendment to the laws or regulations of the United Kingdom or any political subdivision thereof or authority thereof that has the power to tax (a “U.K. taxing jurisdiction”) (including any treaty to which such U.K. taxing jurisdiction is a party), or any change in the application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after August    , 2026:

•      in making any payments on the Senior Notes of the relevant series, we have paid or will or would on the next payment date be required to pay Additional Amounts (as defined below);

•      payments on the next payment date in respect of the Senior Notes of the relevant series would be treated as “distributions” within the meaning of Chapter 2 Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of such Act; or

•      on the next payment date we would not be entitled to claim a deduction in respect of the payments in computing our U.K. taxation liabilities, or the value of the deduction to us would be materially reduced.

In the event of such a redemption, the redemption price of the Senior Notes of the relevant series will be 100% of their principal amount together with accrued but unpaid interest thereon, if any, to the date of redemption.

If we elect to redeem the Senior Notes of any series in accordance with this subsection, they will cease to accrue interest from the redemption date, unless there is a failure to pay the redemption price on the payment date. The circumstances in which we may redeem the Senior Notes of any series and the applicable procedures are described further in the accompanying prospectus under “Description of Debt Securities—Redemption of Senior Debt Securities”.

Loss Absorption Disqualification Event Redemption

We may, at our option (but subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission), having given not less than 15 nor more than 30 days’ notice to holders, redeem all but not some only of a series of Senior Notes outstanding at any time at 100% of their principal amount together with accrued but unpaid interest thereon, if any, to the date of redemption, if immediately prior to the giving of the notice referred to above, we notify the Trustee that a Loss Absorption Disqualification Event has occurred.

A “Loss Absorption Disqualification Event” shall be deemed to have occurred with respect to a series of Senior Notes if, as a result of any amendment to, or change in, the Loss Absorption Regulations, or any change in the application or official interpretation of the Loss Absorption Regulations, in any such case becoming effective on or after the issue date of the first tranche of the Senior Notes, such Senior Notes are or (in our opinion or the opinion of the Relevant Regulator and/or the relevant U.K. resolution authority) are likely to be fully or partially excluded from LBG’s or the Group’s minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to LBG and/or the Group and determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations; provided that a Loss Absorption Disqualification Event shall not occur where the exclusion of the Senior Notes from the relevant minimum requirement(s) is due to the remaining maturity of the Senior Notes being less than any period prescribed by any applicable eligibility criteria for such minimum requirements under the relevant Loss Absorption Regulations effective with respect to LBG and/or the Group on the issue date of the first tranche of the Senior Notes.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of the United Kingdom, the Relevant Regulator, the relevant U.K. resolution authority and/or the Financial Stability Board then applicable in the United Kingdom including, without limitation to the generality of the foregoing, any regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted or applied by the Relevant Regulator and/or the relevant U.K. resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to LBG or to the Group).

Conditions to redemption and purchase, etc.

Any redemption or purchase of a series of Senior Notes (other than redemption on the relevant maturity date), and any modification to the terms of a series of Senior Notes or any indenture relating thereto, is subject to, if and to the extent then required by the Relevant Regulator or the Loss Absorption Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission therefor and otherwise to compliance with the Loss Absorption Regulations if and to the extent then required thereunder.

“Relevant Regulator” means the relevant U.K. resolution authority or such other governmental authority in the United Kingdom (or if LBG becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to LBG and/or the Group with respect to resolution matters.

Payment of Additional Amounts

Amounts to be paid on the Senior Notes will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, or fees imposed, levied, collected, withheld or assessed by or on behalf of a U.K. taxing jurisdiction, unless such deduction or withholding is required by law. If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to interest only on the Senior Notes (“Additional Amounts”) that are necessary in order that the net amounts of interest paid to the holders of the Senior Notes, after the deduction or withholding, shall equal the amounts of interest only which would have been payable on the Senior Notes if the deduction or withholding had not been required. However, this will not apply to any such amount that would not have been payable or due but for the fact that:

•	the holder or the beneficial owner of the relevant Senior Notes is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise having some connection with the U.K. taxing jurisdiction other than the holding or ownership of the relevant Senior Note, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, the relevant Senior Note;

•	except in the case of a winding up in the United Kingdom, the relevant Senior Notes are presented (where presentation is required) for payment in the United Kingdom;

•      the relevant Senior Notes are presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the Senior Notes for payment at the close of that 30 day period;

•      the holder or the beneficial owner of the relevant Senior Notes or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the relevant Senior Notes failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee;

•      the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471- 1474 of the US Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

•      any combination of the above items,

nor shall Additional Amounts be paid with respect to any interest only on the Senior Notes to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus supplement, in any context, to the payment of interest on, or in respect of, any Senior Note, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Waiver of Right to Set-Off

Subject to applicable law, no holder may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under or in connection with the Senior Notes. By accepting a Senior Note, each holder will be deemed to have waived any right of set-off, counterclaim, combination of accounts, compensation or retention with respect to such Senior Note or the Indenture (or between our obligations under or in respect of any Senior Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up. Notwithstanding the provisions of the foregoing sentence, if any of the said rights and claims of any holder of any Senior Note against LBG is discharged by set-off, counterclaim, combination of accounts, compensation or retention, such holder will immediately pay an amount equal to the amount of such discharge to LBG (or, in the event of winding-up or administration of LBG, the liquidator or, as applicable, the administrator of LBG) and accordingly such discharge will be deemed not to have taken place.

Trustee; Direction of Trustee

LBG’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Senior Indenture (as supplemented by the Twenty-Fourth Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Senior Notes and the Indenture.

By purchasing or acquiring the Senior Notes, each holder (including each beneficial owner) of the Senior Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders or beneficial owners of the Senior Notes under Section 5.12 (Control by Holders) of the Senior Indenture, and (b) neither the Senior Indenture nor the Twenty-Fourth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Senior Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Senior Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to such Senior Notes following such completion to the extent that LBG and the Trustee agree pursuant to a supplemental indenture or an amendment to the Indenture, unless LBG and the Trustee agree in writing that a supplemental indenture is not necessary.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Senior Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which could subject the Trustee to risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders and beneficial owners of the Senior Notes that acquire the Senior Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Senior Notes that acquire the Senior Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Senior Notes including in relation to the U.K. bail-in power.

Listing

We intend to apply for the listing of each series of Senior Notes on the New York Stock Exchange in accordance with its rules.

Governing Law

The Senior Indenture, the Twenty-Fourth Supplemental Indenture and the Senior Notes are governed by, and construed in accordance with, the laws of the State of New York, except that, as the Indenture specifies, the provisions relating to the waiver of set-off in the Indenture are governed by and construed in accordance with Scots law.

Certain U.K. and U.S. Federal Tax Consequences

The following is a summary of the material U.K. and U.S. federal tax consequences of the ownership and disposition of the Senior Notes by a “U.S. holder” described below that is not connected with us for relevant tax purposes, that holds the Senior Notes as capital assets and that purchases them as part of the initial offering of the Senior Notes at their “issue price”, which for any series of Senior Notes will be equal to the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Senior Notes of that series is sold for money. For purposes of this discussion, a “U.S. holder” is a person that for U.S. federal income tax purposes is a beneficial owner of a Senior Note and (i) a citizen or individual resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or the District of Columbia, or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion does not describe all of the tax consequences that may be relevant to U.S. holders in light of their particular circumstances or to U.S. holders subject to special rules, such as:

•      persons who are resident in the United Kingdom for U.K. tax purposes or who are domiciled or deemed to be domiciled in the United Kingdom;

•      certain financial institutions;

•      insurance companies;

•      dealers or traders in securities that use the mark-to-market method of tax accounting;

•      persons holding Senior Notes as part of an integrated transaction;

•      persons whose functional currency is not the U.S. dollar;

•      partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•      certain persons connected with us; or

•      persons carrying on a trade in the United Kingdom through a permanent establishment in the United Kingdom or carrying on a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom or otherwise holding Senior Notes in connection with a trade or business outside the United States.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities. If you are a partnership holding Senior Notes or a partner therein, you should consult your tax advisor as to your particular U.S. federal income tax consequences of holding and disposing of the Senior Notes.

The statements regarding U.K. and U.S. tax laws and practices set out below, including those regarding the U.K./U.S. double taxation convention relating to income and capital gains (the “Treaty”), are based on those laws, practices and the Treaty as of the date hereof. They are subject to changes in those laws, practices and the Treaty, and any relevant judicial decision, after the date hereof, which may apply with retrospective effect. This summary is not exhaustive of all possible tax considerations that may be relevant in the particular circumstances of each U.S. holder, including any special tax accounting rules under Section 451 of the U.S. Internal Revenue Code of 1986, as amended and any minimum tax or Medicare contribution tax consequences. Furthermore, this summary does not deal with the tax treatment of the Senior Notes following an exercise of U.K. bail-in power, nor does it address any U.S. state or local tax consequences or any federal tax considerations other than U.S. federal income tax considerations. You should satisfy yourself as to the tax consequences of the acquisition, ownership and disposition of the Senior Notes.

United Kingdom

Payments. Interest that we pay on the Senior Notes will be made without withholding for or deduction of U.K. income tax, provided that the Senior Notes are and remain listed on a “recognised stock exchange” within the meaning of Section 1005 of the Income Tax Act 2007 (the “Act”). The New York Stock Exchange is currently a recognised stock exchange for these purposes. The Senior Notes will be treated as listed on the New York Stock Exchange if they are officially listed in the United States in accordance with provisions corresponding to those generally applicable in the United Kingdom and EEA states and are admitted to trading on the New York Stock Exchange.

 In all other cases, an amount on account of U.K. income tax must generally be withheld at the basic rate (currently 20%), unless one of certain exceptions relating to the status of the holder applies. In particular, certain U.S. holders will be entitled to receive payments free of withholding of U.K. income tax under the Treaty and will under current HM Revenue & Customs (“HMRC”) administrative procedures be able to make a claim for the issuance of a direction by HMRC to this effect. However, such directions will be issued only on prior application to the relevant tax authorities by the holder in question. If the Senior Notes are not listed on a recognised stock exchange and such a direction is not given, we will be required to withhold tax, although a U.S. holder entitled to relief under the Treaty may subsequently claim the amount withheld from HMRC.

Interest on the Senior Notes constitutes U.K. source income for U.K. tax purposes and, as such, may be subject to U.K. income tax by direct assessment irrespective of the residence of the holder. However, where the payments are made without withholding or deduction on account of U.K. tax, the payments will not generally be assessed to U.K. income tax (other than in the hands of certain trustees) if you are not resident in the U.K. for tax purposes, except if you carry on a trade, profession or vocation in the U.K. through a U.K. branch or agency in connection with which the payments are received or to which the Senior Notes are attributable (or in the case of a corporate U.S. holder, if you carry on a trade in the U.K. through a permanent establishment in the U.K. in connection with which the payments are received or to which the Senior Notes are attributable), in which case (subject to exemptions for payments received by certain categories of agent) tax may be levied on the U.K. branch or agency (or permanent establishment).

Disposal (including Redemption). Subject to the provisions set out in the next paragraph in relation to temporary non-residents, a U.S. holder will not, upon disposal (including redemption) of a Senior Note, be liable for U.K. taxation on gains realized, unless at the relevant time the U.S. holder is resident for tax purposes in the U.K., carries on a trade, profession or vocation in the U.K. through a branch or agency in the U.K. to which the Senior Notes are attributable or, in the case of a corporate U.S. holder, if the U.S. holder carries on a trade in the U.K. through a permanent establishment in the U.K. to which the Senior Notes are attributable.

A U.S. holder who is an individual and who has ceased to be resident for tax purposes in the U.K. for a period of five years or less before again becoming resident for tax purposes in the U.K. and who disposes of a Senior Note during that period may be liable to U.K. tax on chargeable gains arising during the period of absence in respect of the disposal (including redemption), subject to any available exemption or relief.

A U.S. holder who is an individual or other non-corporation taxpayer will not, upon transfer or redemption of a Senior Note, be subject to any U.K. income tax charge on accrued but unpaid payments of interest, unless the U.S. holder at any time in the relevant tax year was resident in the U.K. or carried on a trade, profession or vocation in the United Kingdom through a branch or agency to which the Senior Note is attributable.

Annual Tax Charges. Corporate U.S. holders who are not resident in the U.K. and do not carry on a trade in the U.K. through a permanent establishment in the U.K. to which the Senior Notes are attributable will not be liable to U.K. tax charges or relief by reference to fluctuations in exchange rates or in respect of profits, gains and losses arising from the Senior Notes.

Stamp Duty and Stamp Duty Reserve Tax (“SDRT”). The following paragraphs are drafted on the basis, as is expected to be the case, that the Senior Notes are “exempt loan capital” (that is, that section 79(4) of the Finance Act 1986 applies to the Senior Notes).

No U.K. stamp duty or U.K. SDRT should arise on the issue or transfer of the Senior Notes into a clearance service or depositary receipt arrangement.

No U.K. stamp duty or U.K. SDRT should be payable on the transfer of the Senior Notes within a clearance service or depositary receipt arrangement.

No U.K. stamp duty or U.K. SDRT should be payable on the redemption of the Senior Notes.

United States

Characterization of the Senior Notes. For U.S. federal income tax purposes the Senior Notes should be treated as debt instruments and the remainder of the discussion so assumes. If the Senior Notes are so treated, although the matter is not entirely clear, the Senior Notes should be treated as “variable rate debt instruments” that provide for stated interest at a single fixed rate followed by a qualified floating rate (“QFR”) for U.S. federal income tax purposes.

Under the Treasury regulations applicable to variable rate debt instruments, in order to determine the amount of original issue discount (“OID”), if any, and qualified stated interest (“QSI”) in respect of the Senior Notes of the relevant series, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is constructed in the following manner: (i) first, the initial fixed rate is converted to a QFR that would preserve the fair market value of such Senior Notes, and (ii) second, each QFR (including the QFR determined under clause (i) above) is converted to a fixed rate substitute (which generally will be the value of that QFR as of the issue date of the Senior Notes). Under the applicable Treasury regulations, the Senior Notes of the relevant series generally will be treated as providing for QSI at a rate equal to the lowest rate of interest in effect at any time under the equivalent fixed rate debt instrument, and any interest under the equivalent fixed rate debt instrument in excess of that rate generally will be treated as part of the stated redemption price at maturity and, therefore, as possibly giving rise to OID. Based on the application of these rules to the Senior Notes and the expected issue price of the Senior Notes, we do not expect the Senior Notes to be treated as issued with OID. The remaining discussion assumes the Senior Notes will not be treated as issued with OID.

Interest. Interest on the Senior Notes (including U.K. tax withheld, if any) will be includable in income by a U.S. holder as ordinary interest income at the time it accrues or is received, in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes. Interest income from the Senior Notes (including any U.K. tax withheld) will constitute foreign-source income, which may be relevant to a U.S. holder in calculating the U.S. holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. The rules governing foreign tax credits are complex. If any U.K. taxes are imposed on interest payments, U.S. holders should consult their tax advisers regarding their creditability or deductibility in their particular circumstances (including any applicable limitations).

Sale, Exchange or Redemption. A U.S. holder will, upon sale, exchange or redemption of a Senior Note, generally recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized (not including amounts attributable to accrued interest, which will be treated as ordinary interest income, as described in “– Interest” above) and the U.S. holder’s tax basis in the Senior Note. A U.S. holder’s tax basis in a Senior Note generally will equal the cost of the Senior Note to the U.S. holder. A U.S. holder’s gain or loss will generally be U.S. source capital gain or loss and will be treated as long-term capital gain or loss if the Senior Note has been held for more than one year at the time of disposition. Long-term capital gains recognized by non-corporate U.S. holders are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting. Information reports may be filed with the Internal Revenue Service in connection with payments on the Senior Notes and the proceeds from a sale or other disposition of the Senior Notes. A U.S. holder may be subject to backup withholding on these payments and proceeds if the U.S. holder fails to provide its taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Foreign Financial Asset Reporting. Certain U.S. holders who are individuals and certain specified entities may be required to report information relating to non-U.S. accounts through which the U.S. holders hold their Senior Notes (or information regarding the Senior Notes if the Senior Notes are not held through any financial institution). U.S. holders should consult their tax advisers regarding their reporting obligations with respect to the Senior Notes.

Proposed financial transactions tax (“FTT”)

The European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common FTT in Belgium, Estonia, Germany, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (excluding Estonia, the “participating Member States”). However, Estonia has since stated that it will not participate. The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in the Senior Notes (including secondary market transactions) in certain circumstances.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the Senior Notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT proposal remains subject to negotiation between the participating Member States and the scope and timing of any such tax is uncertain. On 21 October, 2025, the European Commission announced that it intends to withdraw its proposed Directive. Prospective holders of the Senior Notes are advised to seek their own professional advice in relation to the FTT.

Underwriting

We and the underwriters for the offering named below (the “Underwriters”) have entered into an underwriting agreement and a pricing agreement with respect to the Senior Notes. Subject to certain conditions, we have agreed to sell to the Underwriters and each Underwriter has severally, and not jointly, agreed to purchase the respective principal amounts of the 2032 Senior Notes and the 2037 Senior Notes indicated opposite such Underwriter’s name in the following tables.

Underwriters for the Senior Notes	Principal Amount of 2032 Senior Notes	Principal Amount of 2037 Senior Notes
BofA Securities, Inc.	$	$
Citigroup Global Markets Inc.	$	$
J.P. Morgan Securities LLC	$	$
Lloyds Securities Inc.	$	$
Mizuho Securities USA LLC	$	$
Standard Chartered Bank	$	$
Total	$	$

The Underwriters propose to offer the Senior Notes directly to the public at the initial public offering prices set forth on the cover page of this prospectus supplement. The underwriting agreement and the pricing agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters have undertaken to purchase all of the Senior Notes offered by this prospectus supplement if any are purchased. The offering of the Senior Notes by the Underwriters is subject to receipt and acceptance and the Underwriters have the right to reject any order in whole or in part.

Conflicts of Interest

Lloyds Securities Inc., one of the Underwriters is an affiliate of the Issuer. Any distribution of the Senior Notes offered hereby will be made in compliance with applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), which requires that, among other things, Lloyds Securities Inc. will not participate in the distribution of an offering of Senior Notes unless the Senior Notes are investment grade rated (within the meaning of Rule 5121) or are Senior Notes in the same series that have equal rights and obligations as investment grade rated securities or unless another exemption provided by Rule 5121 is applicable.

To the extent any underwriter that is not a U.S.-registered broker-dealer intends to effect sales of the Senior Notes in the United States, it will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

Matters Relating to the Initial Offering and Market-Making Resales

We intend to apply for the listing of each series of Senior Notes on the New York Stock Exchange. Each series of Senior Notes is a new issue of securities with no established trading market. We have been advised by the Underwriters that the Underwriters intend to make a market in the Senior Notes, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Senior Notes.

In this prospectus supplement, the term “the offering” means the initial offering of the Senior Notes made in connection with their original issuance and not any subsequent resales of Senior Notes in market-making transactions.

The Senior Notes will settle through the facilities of the DTC and its participants (including Euroclear and Clearstream Luxembourg). The CUSIP number for the 2032 Senior Notes is         , the ISIN is          and the Common Code is        . The CUSIP number for the 2037 Senior Notes is        , the ISIN is        and the Common Code is             .

We have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

It is expected that delivery of the Senior Notes will be made against payment on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the Senior Notes (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Senior Notes on the date of pricing or the next three succeeding business days will be required, by virtue of the fact that the Senior Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Senior Notes who wish to trade Senior Notes on the date of pricing or the next three succeeding business days should consult their own advisors.

Market-Making Resales by Affiliates

This prospectus supplement may be used by Lloyds Securities Inc. in connection with offers and sales of the Senior Notes in market-making transactions. In a market-making transaction, Lloyds Securities Inc. may resell a Senior Note it acquires from other holders, after the original offering and sale of the Senior Notes. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Lloyds Securities Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which Lloyds Securities Inc. acts as principal, or as agent for both counterparties in a transaction in which Lloyds Securities Inc. does not act as principal. Lloyds Securities Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of the Issuer may also engage in transaction of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of the Senior Notes described in this prospectus supplement. This amount does not include Senior Notes sold in market-making transactions. The latter include Senior Notes to be issued after the date of this prospectus, as well as Senior Notes previously issued.

We do not expect to receive any direct proceeds from market-making transactions. We do not expect that Lloyds Securities Inc. or any other affiliate that engages in these transactions will pay any direct proceeds from its market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or any agent inform you in your confirmation of sale that your Senior Note is being purchased in its original offering and sale, you may assume that you are purchasing your Senior Note in a market-making transaction.

Stabilization Transactions and Short Sales

In connection with the offering, the Underwriters may purchase and sell Senior Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater aggregate principal amount of Senior Notes than they are required to purchase from us in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Senior Notes while the offering is in progress.

The Underwriters may also impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters have repurchased Senior Notes sold by or for the account of such Underwriter in stabilizing or short- covering transactions.

These activities by the Underwriters may stabilize, maintain or otherwise affect the market price of the Senior Notes. As a result, the price of the Senior Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, the Underwriters and their affiliates may have engaged in and may in the future engage in investment, financial, banking and advisory services with us or our affiliates, for which customary fees may apply.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Issuer. Certain of the Underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Senior Notes offered hereby. Any such short positions could adversely affect future trading prices of the Senior Notes offered hereby. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Prohibition of sales to EEA retail investors

Each Underwriter has severally, and not jointly, represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Senior Notes to any retail investor in the EEA. For the purposes of this provision the expression “retail investor” means a person who is one (or more) of the following:

(i)       a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)       a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Canada

Each Underwriter has severally, and not jointly, acknowledged that no prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the Senior Notes, the Senior Notes have not been, and will not be, qualified for sale under the securities laws of Canada or any province or territory thereof  and no securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement, the underlying prospectus or the merits of the Senior Notes and any representation to the contrary is an offence.

Each Underwriter has severally, and not jointly, represented and agreed that it has not offered, sold or distributed and will not offer, sell or distribute any Senior Notes, directly or indirectly, in Canada or to or for the benefit of any person subject to the securities laws of any province or territory of Canada, other than in compliance with applicable securities laws and, without limiting the generality of the foregoing:

(a)       any offer or sale of the Senior Notes in Canada will be made by it only to purchasers that are “accredited investors” (as such term is defined in section 1.1 of NI 45-106 or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario)), that  are also “permitted clients” (as such term is defined in section 1.1 of NI 31-103), that are purchasing as principal, or are deemed to be purchasing as principal in accordance with applicable Canadian securities laws, and that are not a person created or used solely to purchase or hold the Senior Notes as an "accredited investor" as described in paragraph (m) of the definition of "accredited investor" in section 1.1 of NI 45-106;

(b)       it is either (i) appropriately registered under applicable Canadian securities laws in each relevant province or territory to sell and deliver the Senior Notes, (ii) any such sale and delivery by it will be made through an affiliate of it that is so registered if the affiliate is registered in a category that permits such sale and has agreed to make such sale and delivery in compliance with the representations, warranties and agreements set out herein, or (iii) it is relying on an exemption from the dealer registration requirements under applicable Canadian securities laws and has complied with the requirements of that exemption; and

(c)       it has not and will not distribute or deliver any offering memorandum, or any other offering material in connection with any offering of the Senior Notes, in or to a resident of Canada, other than delivery of this prospectus supplement, and otherwise in compliance with applicable Canadian securities laws.

United Kingdom

General restrictions

Each Underwriter has severally, and not jointly, represented and agreed that:

(i)       it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Senior Notes in circumstances in which section 21(1) of the FSMA does not apply to LBG; and

(ii)       it has complied and will comply with all the applicable provisions of the FSMA with respect to anything done by it in relation to any Senior Notes in, from or otherwise involving the United Kingdom.

Prohibition of sales to U.K. retail investors

Each Underwriter has severally, and not jointly, represented and agreed that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any Senior Notes to any retail investor in the United Kingdom. For the purposes of this provision, the expression “retail investor” means a person who is not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA.

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within Article 19(5) of the Financial Promotion Order, (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated pursuant to the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Switzerland

Each Underwriter has severally, and not jointly,  represented and agreed that:

(i)       it will not make a public offer of the Senior Notes, directly or indirectly, in Switzerland, as such terms are defined or interpreted under the Swiss Financial Services Act (“FinSA”);

(ii)   the Senior Notes will not be admitted by it to trading on a trading venue (exchange or multilateral trading facility) in Switzerland;

(iii)   it will not offer, sell, advertise or distribute the Senior Notes, directly or indirectly, in Switzerland, as such terms are defined or interpreted under the FinSA, except to professional clients as such term is defined or interpreted under the FinSA (the “Professional Investors”); and

(iv)  it acknowledges that no key information document pursuant to article 58(1) FinSA (or any equivalent document under the FinSA) has been or will be prepared in relation to any Senior Notes and that, therefore, any Senior Notes with a derivative character within the meaning of article 86(2) of the Swiss Financial Services Ordinance may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

The Senior Notes may not be publicly offered, directly or indirectly, in Switzerland, except to Professional Investors. Offering or marketing material relating to Senior Notes may not be distributed or otherwise made available in Switzerland, except to Professional Investors.

The Senior Notes do not constitute participations in a collective investment scheme within the meaning of the Swiss Collective Investment Schemes Act (“CISA”). Therefore, the Senior Notes are not subject to the approval of, or supervision by, the Swiss Financial Market Supervisory Authority (“FINMA”), and investors in the Senior Notes will not benefit from protection under the CISA or supervision by FINMA.

Republic of Italy

Each Underwriter has severally, and not jointly, represented and agreed that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any Senior Notes to any investor in Italy.

Hong Kong

Each Underwriter has severally, and not jointly, represented and agreed that:

(a)       it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Senior Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(b)       it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Senior Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Japan

The Senior Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, each Underwriter has severally, and not jointly, represented and agreed that it has not offered or sold and will not offer or sell any Senior Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other relevant laws and regulations of Japan.

Singapore

Each Underwriter has severally, and not jointly, acknowledged that this prospectus supplement (together with the accompanying prospectus) has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Underwriter has severally, and not jointly, represented, warranted and agreed that it has not offered or sold any Senior Notes or caused the Senior Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Senior Notes or cause the Senior Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement (together with the accompanying prospectus) or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Senior Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the Senior Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

United Arab Emirates (excluding the Dubai International Financial Centre)

Each Underwriter has severally, and not jointly, represented and agreed that the Senior Notes have not been and will not be offered, sold or publicly promoted or advertised by it in the United Arab Emirates (excluding the Dubai International Financial Centre) other than in compliance with any laws applicable in the United Arab Emirates (excluding the Dubai International Financial Centre) governing the issue, offering and sale of securities.

Dubai International Financial Centre

Each Underwriter has severally, and not jointly, represented and agreed that it has not offered and will not offer the Senior Notes to any person in the Dubai International Financial Centre unless such offer is:

(a)       an “Exempt Offer” in accordance with the Markets Rules (MKT) Module of the Dubai Financial Services Authority (the “DFSA”) Rulebook; and

(b)       made only to persons who meet the Professional Client criteria set out in Rule 2.3.3 of the Conduct of Business Module of the DFSA Rulebook.

Expenses of the Offering

We estimate that our total expenses for the offering, excluding the underwriting discounts, will be approximately $         , as follows:

Fees	Amount
SEC registration fee	$
Trustee and Paying Agent fees	$
Legal fees and expenses	$
Total	$

All amounts are estimated except the SEC registration fee.

Legal Opinions

Our United States counsel, Davis Polk & Wardwell London LLP, will pass upon certain legal matters relating to the Senior Notes under U.S. federal securities laws and New York law. Our Scottish counsel, CMS Cameron McKenna Nabarro Olswang LLP, will pass upon certain matters relating to Scots law. Allen Overy Shearman Sterling LLP, United States counsel for the underwriters, will pass upon certain United States and New York law legal matters for the underwriters.

Experts

The consolidated financial statements of Lloyds Banking Group plc as at December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement by reference to Lloyds Banking Group plc’s Annual Report on Form 20-F for the year ended December 31, 2025, and the effectiveness of Lloyds Banking Group plc’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PROSPECTUS

LLOYDS BANKING GROUP plc
DEBT SECURITIES
CAPITAL SECURITIES
ORDINARY SHARES
AMERICAN DEPOSITARY SHARES

We will provide the specific terms of these securities, and the manner in which they will be offered, in one or more prospectus supplements to this prospectus. Any prospectus supplement may also add, update or change information contained, or incorporated by reference, in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

You should read both this prospectus and any prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”, before investing in our securities. The amount and price of the offered securities will be determined at the time of the offering.

The debt securities and capital securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority as described herein and in the applicable prospectus supplement for such debt securities or capital securities.

Investing in our securities involves risks that are described in the “Risk Factors” section of our annual and interim reports filed with the U.S. Securities and Exchange Commission or in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is June 6, 2025.

____________________

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings of an unspecified amount in one or more foreign currencies or currency units.

This prospectus provides you with a general description of the debt securities, capital securities, ordinary shares and American Depositary Shares we may offer, which we also refer to collectively as the “securities”. Each time we sell securities, a prospectus supplement that contains specific information about the terms of that offering will be provided. The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. Each prospectus supplement will be filed with the SEC. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”, before purchasing any securities.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about Lloyds Banking Group plc and the securities offered under this prospectus. The registration statement can be read at the SEC’s offices or obtained from the SEC’s website mentioned under the heading “Where You Can Find More Information”.

Certain Terms

In this prospectus, the terms “the Company” and “LBG” refer to Lloyds Banking Group plc; the term “Group” means Lloyds Banking Group plc, together with its subsidiaries and associated undertakings from time to time; the terms “we”, “our” and “us” refer to Lloyds Banking Group plc as issuer of the relevant securities.

LBG publishes its consolidated financial statements in pounds sterling (“£” or “sterling”), the lawful currency of the United Kingdom. In this prospectus and any prospectus supplement, references to “dollars” and “$” are to United States dollars.

USE OF PROCEEDS

Unless a specific plan in the accompanying prospectus supplement is disclosed, the net proceeds from the sale of the securities offered by this prospectus will be used for the general corporate purposes of the Group. The Group has raised capital, Minimum Required Eligible Liabilities (“MREL”) and funding in various markets from time to time and we expect to continue to raise capital, MREL and funding in appropriate markets as and when required.

LLOYDS BANKING GROUP PLC

Lloyds Banking Group plc was incorporated as a public limited company and registered in Scotland under the U.K. Companies Act 1985 on October 21, 1985 with the registered number SC095000. Lloyds Banking Group plc’s registered office is The Mound, Edinburgh EH1 1YZ, Scotland, and its principal executive offices are located at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number + 44 (0) 20 7626 1500.

For further information on the Group, please refer to Item 4.A in LBG’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on February 20, 2025 and incorporated by reference into this document.

The Group maintains a website at www.lloydsbankinggroup.com.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities issued by LBG. Each time that debt securities are issued, a prospectus supplement will be filed with the SEC, which you should read carefully. The prospectus supplement will summarize specific financial terms of your security and may contain additional terms of those debt securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements we make below in this section may not apply to your debt security. You should also read the indentures and any related supplemental indentures establishing such debt securities under which we will respectively issue the debt securities, which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

References to “debt securities” in this prospectus, mean the senior debt securities and subordinated debt securities that may be issued by LBG. The term “debt securities” does not include the “capital securities” described under “Description of Capital Securities”.

Senior debt securities will be issued under a senior debt indenture. Subordinated debt securities will be issued under a subordinated debt indenture. The subordinated debt securities of any series will be subordinated obligations. Each indenture for debt securities issued by LBG is a contract between LBG and The Bank of New York Mellon, acting through its London Branch, which will initially act as trustee. None of the indentures limit our ability to incur additional indebtedness, including additional senior indebtedness.

General

The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

The indentures do not limit the amount of debt securities that we may issue. We may issue debt securities in one or more series. The relevant prospectus supplement for any particular series of debt securities will contain, where applicable, the following terms of, and other information relating to, any of the offered debt securities:

•	whether they are senior debt securities or subordinated debt securities;

•	their title (which will distinguish the debt securities of the series from all other debt securities), authorized denomination and aggregate principal amount;

•	the price or prices at which they will be issued;

•	their maturity date;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	whether the payment of interest can be deferred;

•	whether payments are conditional on our ability to make such payments and remain able to pay our debts as they fall due and that our assets continue to exceed our liabilities (other than subordinated liabilities);

•	the times and places for payment of the principal of and premium, if any, and any interest, if any, on the debt securities;

•	the terms of any mandatory or optional redemption, including the amount of any premium;

•	any repurchase or sinking fund provisions;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon acceleration or redemption;

•	the currency or currencies in which they are denominated and in which we will make any payments;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;

•	provisions, if any, for the exchange, modification or conversion of such debt securities, including, but not limited to, with respect to senior debt securities, the terms, if any, on which such senior debt securities may or will be converted into or exchanged at our option or otherwise for our stock or other securities or for stock or other securities of another entity or other entities, into a basket or baskets of such securities, into an index or indices of such securities, into the cash value therefor or into any combination of the foregoing, any specific terms relating to the adjustment thereof and the period during which such senior debt securities may or shall be so converted or exchanged;

•	whether the amounts of payment of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index or are otherwise not fixed on the original issue date thereof, the manner in which such amounts shall be determined and the calculation agent, if any, who will be appointed and authorized to calculate such amounts;

•	any modifications or additions to the events of default with respect to the debt securities offered;

•	any additional subordination terms with respect to the subordinated debt securities offered;

•	whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following certain developments with respect to tax laws;

•	provisions relating to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority;

•	any listing on a securities exchange; and

•	any other terms of the debt securities.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of debt securities.

Debt securities may bear interest at a fixed rate or a floating rate. We may sell any debt securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of debt securities shall have no voting rights except those described under the heading “—Modification and Waiver” below.

If we issue subordinated debt securities that, in each case, qualify as Tier 2 capital or other capital for regulatory purposes, the payment, subordination, redemption, events of default and other terms may vary from those described in this prospectus and will be set forth in the relevant prospectus supplement.

Payments

We will make any payments of interest and principal on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that are set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, if we do not make a payment on a series of subordinated debt securities on any payment date, the obligation to make that payment shall be deferred, if it is an interest payment, until the date upon which we pay a dividend on any class of our share capital and, if it is a principal payment, until the first business day after the date that falls six months after the original payment date (a “Deferred Payment Date”). If we fail to make a payment before the Deferred Payment Date, that failure shall not create a default or otherwise allow any holder to sue us for the payment or take any other action. The relevant prospectus supplement will set forth the terms on which the payment of interest and principal on the subordinated debt securities can be deferred and any other terms relating to payments on subordinated debt securities.

Subordination

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, senior debt securities and coupons (if any) appertaining thereto constitute direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, in a winding-up, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of all or any creditors, in the manner provided in the relevant subordinated debt indenture.

General

As a consequence of these subordination provisions, if winding-up proceedings should occur, each holder of subordinated debt securities may recover less ratably than the holders of unsubordinated liabilities. If, in any winding-up, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of assets in a winding-up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding-up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding-up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

Agreement with Respect to the Exercise of U.K. Bail-in Power

The debt securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority. As more fully set out in the relevant prospectus supplement, if the U.K. bail-in power applies to the debt securities of a series, by its acquisition of the debt securities, each holder of such debt securities will be bound by (a) the effect of the exercise of any U.K. bail-in power by the relevant U.K. resolution authority and (b) the variation of the terms of debt securities or the relevant indenture, if necessary, to give effect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, amounts to be paid on any series of debt securities will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision thereof or authority thereof that has the power to tax (a “U.K. taxing jurisdiction”), unless such deduction or withholding is required by law. If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to the interest only on the debt securities (“Additional Amounts”) that are necessary in order that the net amounts of interest paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts of interest only which would have been payable on that series of debt securities if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, impost, duty, charge or fee which would not have been deducted or withheld but for the fact that:

•	the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise having some connection with the U.K. taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any debt security of the relevant series;

•	except in the case of a winding-up in the United Kingdom, the relevant debt security is presented (where presentation is required) for payment in the United Kingdom;

•	the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of that 30 day period;

•	the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee;

•	the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

•	any combination of the above items,

nor shall Additional Amounts be paid with respect to any interest only on the debt securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of interest on, or in respect of, any debt security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Redemption of Senior Debt Securities

Tax Redemption of Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the senior debt securities of any series, as a whole but not in part, upon not less than 30 nor more than 60 days’ notice to each holder of senior debt securities, on any interest payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid interest, to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if, at any time, we determine that as a result of a change in or amendment to the laws or regulations of a U.K. taxing jurisdiction, including any treaty to which it is a party, or any change in the application or interpretation of those laws or regulations, including a decision of any court or tribunal which change or amendment becomes effective or applicable on or after a date included in the terms of such senior debt securities:

•	in making any payments on the particular series of senior debt securities, we have paid or will or would on the next interest payment date be required to pay Additional Amounts;

•	the payment of interest on the next interest payment date in respect of any of the series of senior debt securities would be treated as “a distribution” within the meaning of Chapter 2, Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or reenactment of such Act; or

•	on the next interest payment date we would not be entitled to claim a deduction in respect of the payment of interest in computing our U.K. taxation liabilities, or the value of such deduction to us would be materially reduced.

Prior to the giving of any notice of redemption, we must deliver to the trustee (i) a written legal opinion of independent United Kingdom counsel of recognized standing selected by us in a form satisfactory to the trustee confirming that the relevant change or amendment has occurred and that we are entitled to exercise its right of redemption; and (ii) an officer’s certificate, evidencing compliance with such provisions and stating that we are entitled to redeem the senior debt securities pursuant to the terms of such senior debt securities.

Optional Redemption of Senior Debt Securities

The relevant prospectus supplement will specify whether or not the relevant issuer may redeem the senior debt securities of any series, in whole or in part, at its option, including any conditions to its right to exercise such option, in any other circumstances and, if so, the prices and any premium at which and the dates on which it may do so. Any notice of redemption of senior debt securities of any series will state, among other items:

•	the redemption date;

•	the relevant regular record date or special record date;

•	the amount of senior debt securities to be redeemed if less than all of the outstanding senior debt securities of any series is to be redeemed;

•	the redemption price;

•	that, the redemption price will become due and payable on the redemption date and, if applicable, that interest will cease to accrue on such date;

•	the place or places at which such senior debt securities are to be surrendered for payment of the redemption price; and

•	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the senior debt securities being redeemed.

In the case of a partial redemption, the trustee shall select the senior debt securities to be redeemed in any manner which it deems fair and appropriate, and consistent with the rules and regulations of the applicable clearing system.

We or any of our respective subsidiaries may at any time and from time to time purchase senior debt securities of any series in the open market or by tender (available to each holder of senior debt securities of the relevant series) or by private agreement, if applicable law permits. Any senior debt securities of any series that we purchase beneficially for our account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Redemption of Subordinated Debt Securities

Any terms of the redemption of any series of subordinated debt securities, whether at our option or upon the occurrence of certain events (including, but not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Under existing PRA requirements, we may not make any redemption or repurchase of certain debt securities beneficially for our own account, other than a repurchase in connection with dealing in securities, unless, among other things, prior notice to the PRA is given and, in certain circumstances, the PRA has consented or given its permission in advance. The PRA (or any successor thereto) may impose conditions on any redemption or repurchase, all of which will be set out in the accompanying prospectus supplement with respect to any series of debt securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities. Other modifications and amendments may be made to the indenture with the consent of the holder or holders of not less than a majority, or in the case of subordinated debt securities, two-thirds, in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any debt security;

•	reduce the principal amount of, the interest rates on, or any premium payable upon the redemption of, with respect to, any debt security;

•	reduce the amount of principal of discount securities that would be due and payable upon an acceleration of their maturity date;

•	change any obligation to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding debt securities of any series necessary to modify or amend the relevant indenture or to waive compliance with certain provisions of the relevant indenture and any Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default (as such terms are defined below);

•	modify the subordination provisions or change the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•	modify any of the above requirements.

In addition, variations in the terms and conditions of our subordinated debt securities of any series, including modifications relating to subordination, redemption, a Subordinated Debt Security Event of Default, or Subordinated Debt Security Default (as such terms are defined below) as described in the relevant prospectus supplement, may require the permission of, or consent from, the PRA.

Events of Default; Default; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

•	LBG does not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within 14 days following written notice from the trustee or from holders of 25% in aggregate principal amount of the outstanding senior debt securities of that series to LBG requiring the payment to be made. It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, LBG delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or other legal advisors, to the trustee, such opinion to be acceptable to the trustee (“Opinion of Counsel”), concluding that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction; provided however, that the trustee may by notice to LBG require LBG to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an Opinion of Counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case LBG will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order, then such payment will become due and payable on the expiration of 14 days after the trustee gives written notice to LBG informing it of such resolution. The foregoing shall not otherwise be deemed to impair the right of any holder to receive payment of the principal of and interest on any such security or to institute suit for the enforcement of any such payment;

•	LBG defaults in the performance or breaches, any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from (i) the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or (ii) holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or

•	either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for the winding-up of LBG (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the senior outstanding debt securities of that series may at their discretion declare the outstanding senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement and in the case of original issue discount securities, the accreted face amount) together with accrued interest, if any, as provided in the prospectus supplement. However, after such declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding senior debt securities of the series may rescind or annul the declaration of acceleration and its consequences, but only if all Senior Debt Security Events of Default have been cured or waived and all payments due, other than those due as a result of acceleration, have been made. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against LBG to enforce payment. Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

Unless the relevant prospectus supplement provides otherwise, by accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against LBG whether before or during the winding-up of LBG.

Subordinated Debt Security Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” with respect to any series of subordinated debt securities of LBG shall result if either:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

•	an effective shareholders’ resolution is validly adopted for the winding-up of LBG other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute a Subordinated Debt Security Event of Default.

If a Subordinated Debt Security Event of Default occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may declare to be due and payable immediately in accordance with the terms of the indenture the principal amount of, any accrued but unpaid payments (or, in the case of original issue discount securities, the accreted face amount, together with any accrued interest), including any deferred interest on the subordinated debt securities of the series. However, after such declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind or annul the declaration of acceleration and its consequences, but only if all Subordinated Debt Security Events of Default have been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Security Defaults

In addition to Subordinated Debt Security Events of Default, the subordinated debt indentures also separately provide for Subordinated Debt Security Defaults. Unless the relevant prospectus supplement provides otherwise, it shall be a “Subordinated Debt Security Default” with respect to any series of subordinated debt securities if:

•	any installment of interest upon any subordinated debt security of that series is not paid on or before its deferred payment date or such other date specified for its payment in the subordinated debt indentures and such failure continues for 14 days; or

•	all or any part of the principal of any subordinated debt security of that series is not paid on its deferred payment date, or when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Subordinated Debt Security Default occurs and is continuing, the trustee may commence a proceeding in Scotland (but not elsewhere) for the winding-up of LBG.

However, a failure to make any payment on a series of subordinated debt securities shall not be a Subordinated Debt Security Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers an Opinion of Counsel to the trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the subordinated debt securities.

Unless the relevant prospectus supplement provides otherwise, by accepting a subordinated debt security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt security or the applicable indenture (or between obligations which LBG may have under or in respect of any subordinated debt security and any liability owed by a holder or the trustee to LBG) that they might otherwise have against LBG, whether before or during the winding-up or liquidation of LBG.

Events of Default and Defaults–General

Subject to certain exceptions, such as in the case of a default in the payment of the principal (or premium, if any) or interest on a senior debt security, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default, provided that in the opinion of the trustee, the interests of the holders shall not be materially prejudiced thereby and provided further that the trustee shall not exercise any powers conferred on it in contravention of any notice in writing to LBG and the trustee of a declaration described in “—Senior Debt Security Event of Default” above but so that no such notice shall affect any waiver or authorization previously given or made.

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the series, except a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the indenture which cannot be modified or amended without the consent of each holder of debt securities of such affected series.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered indemnity or security satisfactory to the trustee in its sole discretion. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and does not expose the trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default known to it, unless the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, has been cured or waived; provided that the trustee shall be protected in withholding notice (except for a payment default) if it determines in good faith that withholding notice is in the interest of the holders of the debt securities of the affected series.

We are required to furnish to the trustee a statement as to our compliance with all conditions and covenants under the indenture (i) annually, and (ii) within five Business Days of a written request from the trustee.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation or into which we are merged, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the debt securities, and under the applicable indenture, immediately after giving effect to such transaction, no event of default or default shall have occurred and be continuing, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Governing Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions relating to each series of debt securities issued by LBG in the relevant indenture will be governed and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the registers maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, 160 Queen Victoria Street, London EC4V 4LA, is the trustee under the indentures. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (the “TIA”). Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of notes, unless offered indemnity or security satisfactory to the trustee in its sole discretion, by the holder against the costs, expense and liabilities which might be incurred thereby. LBG and certain members of the Group maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon under a nominee name is also the book-entry depositary with respect to certain of our debt securities and the depositary with respect to the ADSs representing certain of our ordinary shares.

Consent to Service of Process

Under the indentures, LBG irrevocably designates Kelvina Smith, Chief Legal Officer, Lloyds Securities Inc. and Deputy Chief Legal Officer, North America, Lloyds Bank Corporate Markets plc (or any successor thereto), currently of 1095 Avenue of the Americas, New York, NY 10036, as the authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in the Borough of Manhattan, in The City of New York, New York and LBG irrevocably submits to the jurisdiction of those courts.

DESCRIPTION OF CAPITAL SECURITIES

The following is a summary of the general terms of the capital securities we may issue under this registration statement. Each time that capital securities are issued, a prospectus supplement will be filed with the SEC, which you should read carefully. The prospectus supplement will summarize specific financial terms of your security and may contain additional terms of those capital securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the capital securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements we make below in this section may not apply to your capital security. Capital securities will be issued under an indenture. The indenture is a contract between us and The Bank of New York Mellon, acting through its London Branch, as trustee. The indenture does not limit our ability to incur additional indebtedness, including the issuance of further capital securities. You should also read the indenture and any related supplemental indenture establishing such capital securities, which we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

Capital securities mean our subordinated convertible debt securities mandatorily convertible into our ordinary shares on the occurrence of certain events. The capital securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the U.S. or the U.K.

We may issue capital securities in one or more series. The relevant prospectus supplement for any particular series of capital securities will describe the terms of the offered capital securities, including some or all of the following terms:

•	the specific designation, authorized denomination and aggregate principal amount of the capital securities;

•	whether the capital securities are intended to qualify for regulatory capital treatment as additional tier 1 capital or otherwise;

•	whether such capital securities will be dated capital securities with a specified maturity date or undated capital securities with no specified maturity date;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	whether the payment of interest can or must be deferred or cancelled in certain circumstances or at our option, whether the payment of principal can be deferred and the subordination terms;

•	the price or prices at which they will be issued;

•	whether and how the capital securities may or must be converted into our ordinary shares or any other type of securities, or their cash value, or a combination of these, including upon the occurrence of certain events that may give rise to such conversion;

•	whether payments are subject to certain conditions that relate to our financial condition, including our capital ratios;

•	the times and places for payment of the principal of and any premium, if any, and/or interest, if any, on the capital securities;

•	the terms and conditions of any mandatory or optional redemption, including the amount of any premium;

•	any modifications or additions to the events of default with respect to the capital securities offered;

•	the terms and conditions, if any, under which we may elect to substitute or vary the terms of the capital securities;

•	the currency or currencies in which they are denominated and in which we will make any payments;

•	any index used to determine the amount of any payments on the capital securities;

•	any restrictions that apply to the offer, sale and delivery of the capital securities;

•	whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the capital securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the capital securities following those developments;

•	any listing on a securities exchange;

•	provisions relating to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority; and

•	any other or different terms of the capital securities.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of capital securities.

Capital securities may bear interest at a fixed rate or a floating rate. We may also sell capital securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of capital securities shall have no voting rights except those described under the heading “—Modification and Waiver” below, unless and until such capital securities are converted into our ordinary shares, in which case holders will have the voting rights described under “Description of Ordinary Shares—Voting Rights”.

If we issue subordinated capital securities that qualify as Additional Tier 1 or Tier 2 capital or other capital for regulatory purposes, the payment, subordination, redemption, events of default and other terms may vary from those described in this prospectus and will be set forth in the relevant prospectus supplement.

Agreement with Respect to the Exercise of U.K. Bail-in Power

The capital securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority. As more fully set out in the relevant prospectus supplement, if the U.K. bail-in power applies to the capital securities of a series, by its acquisition of the capital securities, each holder of such capital securities will be bound by (a) the effect of the exercise of any U.K. bail-in power by the relevant U.K. resolution authority and (b) the variation of the terms of capital securities or the relevant indenture, if necessary, to give effect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

Payments

We will make any payments of interest and principal, on any particular series of capital securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement. The relevant prospectus supplement may provide that we are not obligated to make payments of principal or interest on any scheduled payment date, that interest payments may or must be cancelled or deemed cancelled, in whole or in part, and that any such cancellation or deemed cancellation will not create a default or an event of default under the capital securities indenture.

Subordination

Each capital security will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among capital securities of the same series. The rights and claims of the holders of any series of capital securities will be subordinated as described in the relevant prospectus supplement with respect to such series. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of capital securities relative to the debt and equity issued by us, including to what extent the capital securities may rank junior in right of payment to our other obligations or in any other manner.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, amounts on any series of capital securities will be paid by us without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge of whatsoever nature imposed, levied, collected, withheld or assessed by or on behalf of the U.K. taxing jurisdiction, unless such withholding or deduction is required by law. If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding of any such tax, duty, assessment or governmental charge, unless the relevant prospectus supplement provides otherwise, we will pay such additional amounts in respect of payments of interest, if any, on any series of capital securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the holders of the capital securities, after such deduction or withholding, shall equal the respective amounts of interest, if any, which would have been payable in respect of such capital securities had no such deduction or withholding been required. However, no such Additional Amounts will be payable with respect to any capital security:

•	held by or on behalf of any holder who is liable to such tax, duty, assessment or governmental charge in respect of such capital security by reason of such holder having some connection with the United Kingdom other than the mere holding of such capital security;

•	to, or to a third party on behalf of, a holder if such withholding or deduction may be avoided by complying with any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to any authority of or in the United Kingdom, unless such holder proves that he is not entitled so to comply or to make such declaration or claim;

•	to, or to a third party on behalf of, a holder that is a partnership, or a holder that is not the sole beneficial owner of the capital security, or which holds the capital security in a fiduciary capacity, to the extent that any of the members of the partnership, the beneficial owner or the settlor or beneficiary with respect to the fiduciary would not have been entitled to the payment of an additional amount had each of the members of the partnership, the beneficial owner, settlor or beneficiary (as the case may be) received directly its beneficial or distributive share of the payment;

•	presented or surrendered for payment more than 30 days after the date payment became due or was provided for, except to the extent that the Holder thereof would have been entitled to such Additional Amounts on presenting or surrendering the same for payment at the expiry of such period of 30 days; or

•	any combination of the above.

Whenever this prospectus or the relevant prospectus supplement mentions, in any context, the payment of interest on, or in respect of, any capital security of any series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this “Additional Amounts” section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Redemption

Any terms of the redemption of any series of capital securities, whether at our option or upon the occurrence of certain events (including, but not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the applicable indenture with respect to any series of capital securities without the consent of the holders of such capital securities. Other modifications and amendments may be made to the applicable indenture with the consent of not less than 2/3 (two thirds) in aggregate outstanding principal amount of the capital securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each capital security affected that would:

•	change the stated maturity, if any, of any principal amount or any interest amounts of any capital security;

•	change the terms of any capital security to include a stated maturity date;

•	reduce the principal amount of, the interest rates of, any premium payable upon the redemption of or the amount of principal of an original issue discount security that would be due and payable upon an acceleration of the maturity of any capital security, other than as permitted under the applicable indenture;

•	change our (or any successor’s) obligation to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable (or, in the case of a redemption or exchange, on or after the redemption date or the exchange date, as the case may be);

•	reduce the percentage in aggregate principal amount of outstanding capital securities of the series necessary to modify or amend the applicable indenture or to waive compliance with certain provisions of the applicable indenture;

•	modify the subordination provisions or the terms and conditions of our obligations in respect of the due and punctual payment of amounts due and payable on the capital securities in a manner adverse to the holders; or

•	modify any of the above requirements.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the capital securities of any series, including modifications relating to the subordination or redemption provisions of such capital securities, may require the permission of, or consent from, the PRA.

Events of Default; Limitation of Remedies

Events of Default

Unless the relevant prospectus supplement provides otherwise, an “Event of Default” with respect to any series of capital securities shall result if either:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days, or

•	an effective shareholders’ resolution is validly adopted, for our winding-up, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If an Event of Default provided for in a supplemental indenture for any series of capital securities, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding capital securities of each series may declare the principal amount, together with accrued interest (if any) and Additional Amounts (if any), payable on such capital securities, of all the capital securities of that series to be due and payable immediately, by a notice in writing to us, and upon such declaration such amount shall become immediately due and payable. However, after such declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding capital securities of the series may rescind or annul such declaration of acceleration and its consequences, but only if all Events of Default have been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

By accepting a capital security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the capital security or the indenture (or between obligations which LBG may have under or in respect of any capital security and any liability owed by a holder or the trustee to us) that they might otherwise have against us, whether before or during our winding-up.

Events of Default—General

Except as otherwise specified in the relevant supplemental indenture with respect to a series of capital securities, the holder or holders of not less than a majority in aggregate principal amount of the outstanding capital securities of any series may waive any past Event of Default with respect to the series, except an Event of Default in respect of the payment of principal of any capital security or in respect of a Winding-Up or Administration Event (as defined below). A “Winding-Up or Administration Event” means (i) an order is made, or an effective resolution is passed, for the winding-up of LBG (except in any such case, a solvent winding-up solely for the purposes of a reorganization, reconstruction or amalgamation of LBG or the substitution in place of LBG of a successor in the business of LBG, the terms of which (i) have previously been approved in writing by holders of not less than 2/3 (two thirds) in aggregate principal amount of the capital securities and (ii) do not provide that the capital securities shall thereby become redeemable or repayable in accordance with their terms); or (ii) the appointment of an administrator of LBG and such administrator gives notice that it intends to declare and distribute a dividend.

Upon any such waiver, such Event of Default will cease to exist, and any such Event of Default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other Event of Default or impair any right consequent thereon.

Subject to the indenture provisions for the indemnification of the trustee and the provisions of any supplemental indenture establishing any series of capital securities, the holder or holders of a majority in aggregate principal amount of the outstanding capital securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any capital securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indenture provides that the trustee will, within 90 days after the occurrence of an Event of Default with respect to the capital securities of any series, give to each holder of the capital securities of the affected series notice of the Event of Default known to it, unless the Event of Default has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee annually and within five business days of a written request from the trustee, a statement as to our compliance with all conditions and covenants under the indenture.

Limitation on Suits

No holder of capital securities will be entitled to proceed directly against us, except as described below.

Subject to any further limitations provided in the relevant prospectus supplement and supplemental indenture establishing any series of capital securities, before a holder of the capital securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the capital securities, the following must occur:

•	The holder must give the trustee written notice that a continuing Event of Default has occurred and remains uncured.

•	The holders of not less than 25% in aggregate principal amount of outstanding capital securities of the relevant series must make a written request that the trustee institute proceedings because of the Event of Default, and the holder must offer indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding capital securities of the relevant series during that period.

Notwithstanding any other provision of the capital securities indenture or the capital securities, the right of any holder of capital securities to receive payment of the principal of (and premium, if any, on), and interest on, the capital securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the capital securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation or into which we are merged, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the capital securities and under the applicable indenture, immediately after giving effect to such transaction no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Governing Law

The capital securities and the indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions of each series of capital securities and the indenture will be governed by and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered capital securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, 160 Queen Victoria Street, London EC4V 4LA, is the trustee under the indentures with respect to the capital securities. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the TIA. Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of capital securities, unless offered indemnity or security satisfactory to the Trustee in its sole discretion by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon is also the book-entry depositary and paying agent with respect to our capital securities. The Bank of New York Mellon is the depositary with respect to the American Depositary Shares representing our ordinary shares.

Consent to Service of Process

Under the indenture, LBG irrevocably designates Kelvina Smith, Chief Legal Officer, Lloyds Securities Inc. and Deputy Chief Legal Officer, North America, Lloyds Bank Corporate Markets plc (or any successor thereto), currently of 1095 Avenue of the Americas, New York, NY 10036, as the authorized agent for service of process in any legal action or proceeding arising out of or relating to the indenture or any capital securities brought in any federal or state court in the Borough of Manhattan, in The City of New York, New York and LBG irrevocably submits to the jurisdiction of those courts.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND CAPITAL SECURITIES

Form of Debt Securities and Capital Securities; Book-Entry System

General

Unless the relevant prospectus supplement states otherwise, the debt securities and capital securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking, S.A. (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities or capital securities, as applicable, are exchanged in whole or in part for other securities under the terms of the applicable indenture or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The debt securities and capital securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.

Neither we nor the trustee nor any of our or their agents has any responsibility for any aspect of the actions of DTC, Euroclear or Clearstream Luxembourg or any of their direct or indirect participants. Neither we nor the trustee nor any of our or their agents has any responsibility for any aspect of the records kept by DTC, Euroclear or Clearstream Luxembourg or any of their direct or indirect participants. Neither we nor the trustee nor any of our or their agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Euroclear or Clearstream Luxembourg and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Euroclear or Clearstream Luxembourg and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Euroclear or Clearstream Luxembourg as they are currently in effect. Those systems could change their rules and procedures at any time.

So long as the depositary, or its nominee, is the holder of a global security, the depositary or its nominee will be considered the sole holder of such global security for all purposes under the indentures. Except as described below under the heading “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities or capital securities, as applicable, registered in its name, receive or be entitled to receive physical delivery of debt securities or capital securities, as applicable, in definitive form or be considered the owner or holder of the debt securities or capital securities, as applicable, under the indentures. Each person having an ownership or other interest in debt securities or capital securities, as applicable, must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures, the debt securities or capital securities, as applicable.

Payments on Global Securities

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities or capital securities, as applicable, in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. We, the trustee and any of our and their agents will not have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Euroclear. Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities or contingent convertible securities, as applicable. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”), and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

Other Clearing Systems. We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of debt securities and capital securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities and capital securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities and capital securities, as applicable, to another according to the currency that is chosen for the specific series of debt securities or capital securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities and capital securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures

DTC. DTC participants that hold debt securities or capital securities, as applicable, through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Debt securities and capital securities, as applicable, will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities or capital securities, as applicable, will be credited free of payment on the settlement date. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC Participants involved.

Euroclear and Clearstream Luxembourg. We understand that investors that hold debt securities or capital securities, as applicable, through Euroclear or Clearstream Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Debt securities or capital securities, as applicable, will be credited to the securities custody accounts of Euroclear and Clearstream Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream Luxembourg Purchaser

A purchaser of debt securities or capital securities, as applicable, that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities or capital securities, as applicable, from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream Luxembourg participant. Euroclear or Clearstream Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream Luxembourg to receive the debt securities or capital securities, as applicable, either against payment or free of payment.

The interests in the debt securities or capital securities, as applicable, will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities or capital securities, as applicable, will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities or capital securities, as applicable, will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream Luxembourg until the debt securities or capital securities, as applicable, are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream Luxembourg participants purchasing debt securities or capital securities, as applicable, would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the debt securities or capital securities, as applicable, would accrue from the value date. Therefore, in many cases, the investment income on debt securities or capital securities, as applicable, that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities or capital securities, as applicable, to the depositary on behalf of Euroclear participants or Clearstream Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities or capital securities, as applicable, through Clearstream Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities or capital securities, as applicable, or to receive or make a payment or delivery of the debt securities or capital securities, as applicable, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream Luxembourg or Euroclear is used.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities or capital securities, as applicable, such global securities will not be exchangeable for definitive securities of that series unless:

•	the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or capital securities, as applicable, or the depositary ceases to be a clearing agency registered under the Exchange Act;

•	we are wound up and we fail to make a payment on the debt securities or capital securities, as applicable, when due; or

•	at any time we determine at our option and in our sole discretion that the global securities of a particular series of debt securities or capital securities should be exchanged for definitive debt securities or capital securities, as applicable, of that series in registered form.

Each person having an ownership or other interest in a debt security or capital security, as applicable, must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indentures permit us to determine at any time and in our sole discretion that debt securities or capital securities, as applicable, shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the relevant prospectus supplement, definitive debt securities and definitive capital securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities and definitive capital securities will be made to the person in whose name such definitive securities are registered as it appears in the register for that series of debt securities or capital securities, as applicable. Payments will be made in respect of the debt securities or capital securities, as applicable, by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive debt securities or capital securities, as applicable, of a particular series in exchange for a particular global security, the depositary, as holder of that global security, will surrender it against receipt of the definitive debt securities or capital securities, as applicable, cancel the book-entry debt securities or capital securities, as applicable, of that series, and distribute the definitive debt securities or capital securities, as applicable, of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities (i) will be transferable only on the register for that series of debt securities or capital securities, and (ii) may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

DESCRIPTION OF ORDINARY SHARES

The following is a summary of the material terms of the ordinary shares of nominal value of £0.10, as set forth in our Articles of Association and the material provisions of U.K. law. This description is a summary and does not purport to be complete. You are encouraged to read our Articles of Association, which are filed as an exhibit to the Group’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, incorporated by reference into this document.

Share Capital

As at December 31, 2024, the number of shares outstanding was as follows:

Class of Share	number (in thousands)	amount (in £m)
Ordinary shares, nominal value of 10 pence each	60,617,013	6,061.70
Preference shares, nominal value of 25 pence each	296,141	74.04
Preference shares, nominal value of 25 cents each	87	0.02[1]

Objects of LBG

The objects of LBG are unrestricted.

Rights Attaching to Shares

Any share in LBG may be issued with any preferred, deferred or other special rights (including being denominated in another currency), or subject to such restrictions (whether as regards dividend, returns of capital, voting or otherwise) as LBG may from time to time determine by ordinary resolution or as otherwise provided in the Articles of Association. Subject to statute, LBG may issue any shares which are, or at LBG’s option are, liable to be redeemed. The directors may determine the terms and conditions and manner of such redemption.

Voting Rights

For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such persons may cast, LBG may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting.

Every holder of ordinary shares who is entitled to be and is present (either in person or by electronic means) (including any corporation by its duly authorized representative) at a general meeting of LBG and is entitled to vote will have one vote on a show of hands and, on a poll, if present in person or by proxy, will have one vote for every such share held by them, save that a member will not be entitled to exercise the right to vote carried by such shares if they or any person appearing to be interested in the shares held by them has been duly served with a notice under the Companies Act 2006 (requiring disclosure of interests in shares) and is in default in supplying LBG with information required by such notice.

Preference shares confer such rights as may be determined by the directors on allotment, but unless the directors otherwise determine, fully paid preference shares confer identical rights as to voting, capital, dividends (save as to currency of payment thereof and save where and to the extent that any such share is issued on terms providing that it shall rank for dividend as from a particular date) and otherwise, notwithstanding that they are denominated in different currencies and shall be treated as if they are one single class of shares. There are no limitations imposed by U.K. law or the Articles of Association restricting the rights of non-residents of the U.K. or non-citizens of the U.K. to hold or vote shares of LBG.

__________________

1 Converted based on the pound sterling/U.S. dollar exchange rate of £1/U.S.$1.2521 on December 31, 2024, as announced by the U.S. Federal Reserve Board.

General Meetings

Annual general meetings of LBG are to be held, in each period of six months beginning with the day following LBG’s accounting reference date, in Edinburgh or such other place in Scotland (for those participants that are physically present) as the directors shall determine and at a date and time as may be determined by the directors. All other general meetings may be convened whenever the directors think fit and shall be requisitioned in accordance with the requirements of the Articles of Association.

LBG must prepare a notice of meeting in respect of a general meeting in accordance with the requirements of the Articles of Association and the Companies Act 2006. LBG must give at least 21 clear days’ notice in writing of an annual general meeting. All other general meetings may be called by at least 14 clear days’ notice in writing.

The directors may also decide to hold any general meeting as a combined physical and electronic general meeting. In such case, the directors will provide details of the means for members to attend and participate in the meeting, including the physical place or places of meeting and the electronic platforms. The directors and the chair of a combined physical and electronic general meeting may make any arrangement and impose any requirement or restriction as is: (i) necessary to ensure the identification of those taking part and the security of the electronic communication; and (ii) proportionate to achieving these objectives.

The directors may make arrangements to enable attendance or regulate the level of attendance at any place (including, for a combined physical and electronic meeting, electronic platform) specified in the notice of meeting for the holding of a general meeting and, in any such case, shall direct that the meeting be held at a specified place (including, for a combined physical and electronic meeting, electronic platform), where the chair of the meeting shall preside, and make arrangements for simultaneous attendance and participation by members and proxies at other locations (including, for a combined physical and electronic meeting, electronic platforms). The chair of a general meeting has express authority to adjourn the meeting if, in the chair’s opinion, it appears impracticable to hold or continue the meeting because of crowding or unruly conduct or because an adjournment is otherwise necessary for the proper conduct of the meeting.

The processes and procedures for the conduct of a general meeting (including adjourning meetings, voting, amending resolutions and appointing proxies) is established under the Articles of Association and the Companies Act 2006. The chair of a general meeting shall be entitled to take any action the chair considers appropriate for properly and orderly conduct before and during a general meeting. The directors shall be entitled to ask persons wanting to attend to submit to searches or other security arrangements as such directors consider appropriate.

At any general meeting which is held only as a physical meeting, a resolution put to the vote of the meeting will be decided on a poll unless the chair determines that the resolution will be decided on a show of hands. At any general meeting which is held as a combined physical and electronic meeting, any resolution and any proposed amendments to it put to the vote of the meeting shall be decided on a poll.

The quorum necessary for the transaction of business at a general meeting is three members present at the general meeting or represented by proxy and entitled to vote.

Dividends and Other Distributions and Return of Capital

Under the Companies Act 2006, before LBG can lawfully make a distribution, it must ensure that it has sufficient distributable reserves (accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made). Under the Articles of Association (and subject to statute) the directors are entitled to set aside out of the profits of LBG any sums as they think proper which, at their discretion, shall be applicable for any purpose to which the profits of LBG may be applied.

The shareholders in general meeting may by ordinary resolution declare dividends to be paid to members of LBG, but no dividends shall be declared in excess of the amount recommended by the directors. The directors may pay fixed dividends on any class of shares carrying a fixed dividend and may also from time to time pay dividends, interim or otherwise, on shares of any class as they think fit. Except in so far as the rights attaching to any shares otherwise provide, all dividends shall be apportioned and paid pro rata according to the amounts paid up thereon. Subject to the rights attaching to any shares, any dividend or other monies payable in respect of a share may be paid in such currency or currencies as the directors may determine using such exchange rates as the directors may select.

The opportunity to elect to receive new shares instead of any cash dividend recommended by the directors may be offered to shareholders provided that the directors shall have obtained in advance the shareholders’ approval to do so as required by the Articles of Association and the procedure under the Articles of Association is followed for allotting such shares.

In addition, LBG may by ordinary resolution direct the payment of a dividend in whole or in part by the distribution of specific assets (a non-cash distribution).

On any distribution by way of capitalization, the amount to be distributed will be appropriated amongst the holders of ordinary shares in proportion to their holdings of ordinary shares (pro rata to the amount paid up thereon). If the amount to be distributed is applied in paying up in full unissued ordinary shares of LBG, a shareholder will be entitled to receive bonus shares of the same class as the shares giving rise to that shareholder’s entitlement to participate in the capitalization.

Any dividend or other moneys payable to a member that has not been cashed or claimed after a period of 12 years from the date of declaration of such dividend or other moneys payable to a member will be forfeited and revert to LBG. LBG shall be entitled to use such unclaimed or unclaimed dividend or other moneys payable to a member for its benefit in any manner that the directors may think fit. LBG shall not be a trustee of dividends or other moneys payable that have not been cashed or claimed and it shall not be liable to pay interest on such dividends or other moneys.

On a return of capital, whether in a winding-up or otherwise, the assets of LBG available for distribution among the members will be distributed first to the holders of the preference shares in accordance with rights attached to them on issue. The balance of any assets, subject to the rights of any other class of shares, will then be distributed to each holder of ordinary shares rateably by reference to the proportion of ordinary share capital held by that holder, relative to the aggregate total issued ordinary share capital.

LBG’s ordinary shares do not confer any rights of redemption. Rights of redemption in respect of LBG’s preference shares shall be as the directors determine on allotment.

LBG may, subject to applicable law and to the Articles of Association, issue redeemable shares and redeem the same. LBG has issued certain preference shares which are redeemable. In general, subject to applicable law and the approval of the U.K. Prudential Regulation Authority, some of these shares are redeemable by LBG on a specified date and in some cases, thereafter on relevant dividend payment dates. Others are redeemable at any time during a specified period and following the occurrence of specified regulatory events.

Under the Articles of Association and the Companies Act 2006, the liability of shareholders is limited to the amount (if any) for the time being unpaid on the shares held by that shareholder.

Variation of Rights and Alteration of Capital

Subject to the provisions of the Companies Act 2006, the Uncertificated Securities Regulations 2001 and every other statute for the time being in force or any judgment or order of any court of competent jurisdiction concerning companies and affecting LBG (the statutes), the rights attached to any class of shares for the time being in issue may be varied or abrogated with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class. At any such separate meeting, the provisions of the Articles of Association relating to general meetings will apply, but the necessary quorum at any such meeting will be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of that class (except at an adjourned meeting, at which the quorum shall be any holder of shares of the class, present in person or by proxy) and any such person may demand a poll and every such holder shall on a poll have one vote for every share of the class held by such holder.

Any special rights attached to any class of shares having preferential rights will not be deemed to be varied by: (i) the creation or issue of further shares ranking in some or all respects equally to such class (but not in priority thereto); or (ii) the purchase or redemption by LBG of its own shares.

As a matter of U.K. law, LBG may, by ordinary resolution, increase its share capital, consolidate and divide all or any of its shares into shares of larger amount, sub-divide all or any of its shares into shares of smaller amount and cancel any shares not taken or agreed to be taken by any person. Where a consolidation or subdivision of shares would result in fractions of a share, the directors may sell the shares representing the fractions for the best price reasonably obtainable, and distribute the net proceeds of such sale to the relevant members entitled to such proceeds. Where a member’s entitlement to a portion of the proceeds of sale amounts to less than a minimum figure (as determined by the directors), such portion may be distributed to a charitable organization at the directors’ discretion.

Subject to the provisions of the statutes, LBG may, by special resolution, reduce its share capital, any capital redemption reserve, share premium account or other undistributable reserve in any way.

Transfer of Shares

All transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the directors and must be executed by or on behalf of the transferor and, except in the case of fully paid shares, by or on behalf of the transferee. The transferor will be deemed to remain the holder of the shares transferred until the name of the transferee is entered in the register of members of LBG in respect thereof. All transfers of shares which are in uncertificated form may be effected by means of a relevant system, unless the Uncertificated Securities Regulations 2001 provide otherwise.

The directors may, in the case of shares in certificated form, in their absolute discretion and without assigning any reason therefor, refuse to register any transfer of shares (not being fully paid shares) provided that, where any such shares are admitted to the Official List of the U.K. Financial Conduct Authority, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis. The directors may also decline to register a transfer unless:

•	the instrument of transfer and the lodging of such instrument complies with the requirements of the Articles of Association and the transfer is in respect of only one class of shares; or

•	the transfer is in favor of not more than four persons as the transferee.

The directors shall refuse to register the transfer of any share on which LBG has a lien. The Articles of Association otherwise contain no restrictions on the free transferability of fully paid shares.

Subject to the statutes and the rules (as defined in the Uncertificated Securities Regulations 2001), and apart from any class of wholly dematerialized security, the directors may determine that any class of shares may be held in uncertificated form and that title to such shares may be transferred by means of an electronic trading system or that shares of any class should cease to be so held and so transferred.

Disclosure of Holdings Exceeding Certain Percentages

In broad terms, the Disclosure and Transparency Rules of the U.K. Financial Conduct Authority require LBG shareholders to notify LBG if the voting rights held by such LBG shareholders (including by way of a certain financial instrument) reaches, exceeds or falls below three per cent, four per cent, five per cent, six per cent, seven per cent, eight per cent, nine per cent, ten per cent and each one per cent threshold thereafter up to 100%. Under the Disclosure and Transparency Rules, certain voting rights in LBG may be disregarded.

Pursuant to the Companies Act 2006, LBG may also send a notice to any person whom LBG knows is, or has reasonable cause to believe that such person is, interested in LBG’s shares or at any time during the three years immediately preceding the date on which such notice is issued to have been so interested, requiring that person to confirm whether they have or had such an interest and if so provide details of that interest as required by the notice.

Under the Articles of Association and U.K. law, if a person fails to comply with such a notice or provides information that is false in a material particular in respect of any shares (the default shares), the LBG directors may serve a restriction notice on such a person. Such a restriction notice will state that the default shares and, if the LBG directors determine, any other shares held by that person, shall not confer any right to attend or vote at any general meeting of LBG.

In respect of a person with a 0.25% or more interest in the issued shares of the class in question, the LBG directors may direct by notice to such member that, subject to certain exceptions, no transfers of shares held by such person shall be registered and/or that any dividends or other payments on the default shares shall be retained by LBG pending receipt by LBG of the information requested by the LBG directors. Certain consequences of the issue of a restriction notice are outlined above.

Mandatory Takeover Bids, Squeeze-Out and Sell-out Rules

Other than as provided by the Companies Act 2006 and the City Code on Takeovers and Mergers, there are no rules or provisions relating to mandatory bids and/or squeeze-out and sell-out rules in relation to the ordinary shares.

Untraced Members

LBG is entitled to sell any share registered in the name of a member (or any other person entitled to such shares by virtue of transmission on death or bankruptcy or otherwise at law) provided that: (i) such shares remaining untraced for 12 years and during that period at least three dividends in respect of such shares have become payable and no dividend in respect of those shares has been claimed; (ii) LBG uses reasonable efforts to trace the relevant holder and, following the expiry of the 12 year period, sends a notice to the last known physical or email address of such holder stating LBG’s intention to sell the shares; and (iii) during the three months following sending such notice, LBG does not receive any communication from such holder. LBG can also sell any additional shares held by the relevant holder that were issued during such 12 year period provided that no dividend on such additional shares has been cashed or claimed by the relevant holder during such period.

The proceeds from the sale of untraced shares shall (after payment of the costs of the sale) be forfeited by the relevant holder and shall belong to LBG. LBG shall not be liable or be required to account to the relevant holder (or other person previously entitled) for the proceeds of such sale. LBG is entitled to use or invest the proceeds from such sale in any manner that the directors think fit.

Forfeiture and Lien

The directors may by resolution make calls upon members in respect of any moneys unpaid on their shares (but subject to the terms of allotment of such shares) in the manner required by the Articles of Association.

If a member fails to pay in full any call or instalment of a call on or before the due date for payment, then, following notice by the directors requiring payment of the unpaid amount with any accrued interest and any expenses incurred, such share may be forfeited by a resolution of the directors to that effect (including all dividends declared in respect of the forfeited share and not actually paid before such forfeiture). A member whose shares have been forfeited will cease to be a member in respect of the shares, but will, notwithstanding the forfeiture, remain liable to pay to LBG all monies which at the date of forfeiture were presently payable together with interest. The directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal or waive payment in whole or part.

LBG has a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) called or payable at a fixed time in respect of such share, and the directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt from such a lien, either wholly or partially.

A forfeited share becomes the property of LBG, and it may be sold, re-allotted, otherwise disposed of or cancelled as the directors see fit. Any share on which LBG has a lien may be sold on the terms set out in the Articles of Association. The proceeds of sale shall first be applied towards payment of the amount in respect of the lien insofar as it is still payable and then on surrender of the share certificate for cancellation (in the case of shares in certificated form), to the person entitled to the shares at the time of sale.

Winding-up

The directors have the power, in the name and on behalf of LBG, to present a petition to the court for LBG to be wound up.

Any winding up of LBG shall be undertaken in accordance with relevant insolvency legislation, regulation, rules or otherwise required by law.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The following is a summary of the general terms and provisions of the deposit agreement under which the Depositary will deliver the American Depositary Shares (“ADSs”). The deposit agreement is among us, The Bank of New York Mellon, as Depositary, and all registered holders and beneficial owners from time to time of ADSs issued under it. This summary does not purport to be complete. You should read the deposit agreement, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. You may also read the deposit agreement at the depositary offices of The Bank of New York Mellon in The City of New York and the offices of the Custodian in London. The principal executive office of the Depositary and its depositary office is currently located at 240 Greenwich Street, New York, NY 10286.

American Depositary Shares

The Bank of New York Mellon, as Depositary, will register and deliver ADSs pursuant to the deposit agreement. Each ADS will represent four ordinary shares, or evidence of the right to receive four ordinary shares, deposited with the Custodian and registered in the name of the Depositary or its nominee (such ordinary shares, together with any additional ordinary shares at any time deposited or deemed deposited under the deposit agreement and any other securities, cash or other property received by the Depositary or the Custodian in respect of such ordinary shares, the “Deposited Securities”).

ADSs can be held either (A) directly (i) by having an American Depositary Receipt (“ADR”), which is a certificate evidencing a specific number of ADSs, registered in the holder’s name, or (ii) by having ADSs registered in the owner’s name in the Direct Registration System (“DRS”), or (B) indirectly by holding a security entitlement in ADSs through a broker or other financial institution. A direct holder of an ADS is an ADS registered holder. This description assumes that each holder is an ADS registered holder. Indirect holders of ADSs must rely on the procedures of a broker or other financial institution to assert the rights of ADS registered holders described in this section, and such holders should consult with their broker or financial institution to find out what those procedures are.

The DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. See “—Direct Registration System” below.

Holders of ADSs will not have shareholder rights. Scottish law governs shareholder rights. The Depositary will be the holder of the ordinary shares represented by each investor’s ADSs. As a registered holder of ADSs, each investor will have ADS registered holder rights as set forth in the deposit agreement. The deposit agreement also sets forth the rights and obligations of us and of the Depositary. New York law governs the deposit agreement and the ADSs.

In this section, the term “deliver”, or its noun form, when used with respect to ADSs, shall mean (A) book-entry transfer of ADSs to an account at The Depository Trust Company, or its successor, designated by the person entitled to such delivery, (B) registration of ADSs not evidenced by an ADR on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the office of the Depositary to the person entitled to such delivery of one or more ADRs evidencing ADSs registered in the name requested by that person. The term “surrender”, when used with respect to ADSs, shall mean (A) one or more book-entry transfers of ADSs to the DTC account of the Depositary, (B) delivery to the Depositary at its office of an instruction to surrender ADSs not evidenced by an ADR or (C) surrender to the Depositary at its office of one or more ADRs evidencing ADSs.

Deposit and Withdrawal

The Depositary has agreed, subject to the terms and conditions of the deposit agreement, that upon delivery to the Custodian of ordinary shares (or evidence of rights to receive ordinary shares) in a form satisfactory to the Custodian, the Depositary will, upon payment of the fees, charges and taxes provided in the deposit agreement, deliver to, or upon the written order of, the person or persons named in the notice of the Custodian delivered to the Depositary or requested by the person depositing such shares with the Depositary, the number of ADSs issuable in respect of such deposit.

Upon surrender at the office of the Depositary of ADSs for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fees, governmental charges and taxes provided in the deposit agreement, and subject to the terms and conditions of the deposit agreement, our Articles of Association and the Deposited Securities, the holder of such ADSs will be entitled to delivery, to him or upon his order, as permitted by applicable law, of the amount of Deposited Securities at the time represented by such ADSs. The forwarding of share certificates, other securities, property, cash and other documents of title for such delivery will be at the risk and expense of the holder.

An ADR holder may surrender its ADR to the Depositary for the purpose of exchanging its ADR for uncertificated ADSs. The Depositary will cancel that ADR and will send the ADS registered holder a statement confirming that the ADS registered holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the Depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the Depositary will execute and deliver to the ADS registered holder an ADR evidencing those ADSs.

Ordinary shares that the Depositary believes have been withdrawn from a restricted depositary receipt facility established or maintained by a depositary bank (including any such other facility maintained by the Depositary) may be accepted for deposit only if those ordinary shares are not “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and the Depositary may, as a condition of accepting those ordinary shares for deposit, require the person depositing those ordinary shares to provide the Depositary with a certificate to the foregoing effect.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited ordinary shares to the holders of the ADSs, after payment of any charges and fees provided for in the deposit agreement in proportion to their holdings of ADSs. The cash amount distributed will be reduced by any amounts that the Depositary must withhold on account of taxes.

If we make a non-cash distribution in respect of any deposited ordinary shares, the Depositary will distribute the property it receives to holders of the ADSs, after deduction or upon payment of any taxes, charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs. If a distribution that we make in respect of deposited ordinary shares consists of a dividend in, or free distribution of, ordinary shares, the Depositary may, after consultation with us, and will, if we request so in writing, distribute to holders of the ADSs, in proportion to their holdings of ADSs, additional ADSs representing the amount of ordinary shares received as such dividend or free distribution. If the Depositary does not distribute additional ADSs, each ADS will from then forward also represent its proportional share of the additional ordinary shares distributed in respect of the deposited ordinary shares before the dividend or free distribution.

If the Depositary determines that any distribution of property, other than cash or ordinary shares, cannot be made proportionately among ADS holders or if for any other reason, including any requirement that we or the Depositary withhold an amount on account of taxes or other governmental charges, the Depositary deems that such a distribution is not feasible, the Depositary may dispose of all or part of the property in any manner, including by public or private sale, that it deems equitable and practicable. The Depositary will then distribute the net proceeds of any such sale (net of any fees and expenses of the Depositary provided for in the deposit agreement) to ADS holders as in the case of a distribution received in cash.

Record Date

Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the deposited ordinary shares, or whenever the Depositary causes a change in the number of ordinary shares represented by each ADS or receives notice of any meeting of holders of ordinary shares, the Depositary will fix a record date, which shall be as close as possible to the corresponding record date set by us, for the determination of the ADS holders who are entitled to receive the dividend distribution, distribution of rights or the net proceeds of the sale of ordinary shares as the case may be, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the deposit agreement.

Voting of the Underlying Deposited Securities

When the Depositary receives notice of any meeting of holders of ordinary shares, it will, if we request, as soon as practicable thereafter, mail to the record holders of ADSs a notice including:

•	the information contained in the notice of meeting provided by us;

•	a statement that the record holders of ADSs at the close of business on a specified record date will be entitled, subject to any applicable provision of Scottish law and the Articles of Association or any similar document of ours, to instruct the Depositary as to the exercise of any voting rights pertaining to the ordinary shares represented by their ADSs; and

•	a brief explanation of how they may give instructions.

The Depositary has agreed that it will endeavor, in so far as practical, to vote or cause to be voted the ordinary shares in accordance with any written non-discretionary instructions of record holders of ADSs that it receives on or before the date set by the Depositary for that purpose. However, holders of ADSs may not receive notice or otherwise learn of a meeting of holders of ordinary shares in time to instruct the Depositary prior to a cut-off date the Depositary will set. The Depositary will not vote the ordinary shares except in accordance with such instructions.

Holders of ADSs will not be entitled to vote ordinary shares directly.

Inspection of Transfer Books

The Depositary will, at its office in New York City, keep books for the registration and transfer of ADSs. These books will be open for inspection by ADS holders at all reasonable times. However, this inspection may not be for the purpose of communicating with ADS holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADSs.

Reports and Notices

We will furnish the Depositary with our annual and interim reports as described under “Incorporation of Documents by Reference”. The Depositary will make available at its office in New York City, for any ADS holder to inspect, any reports and communications received from us that are both received by the Depositary as holder of ordinary shares and made generally available by us to the holders of those ordinary shares, including our annual report and accounts and interim report and accounts. Upon our written request, the Depositary will mail copies of those reports to ADS holders as provided in the deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of:

•	any meeting of holders of the ordinary shares;

•	any adjourned meeting of holders of the ordinary shares; or

•	the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of the ordinary shares,

we have agreed to transmit to the Depositary and the Custodian a copy of the notice in the form given or to be given to holders of the ordinary shares. If requested in writing by us, the Depositary will, at our expense, arrange for the prompt transmittal or mailing of such notices, and any other reports or communications made generally available to holders of the ordinary shares, to all holders of ADSs.

Amendment and Termination of the Deposit Agreement

The form of the ADRs and any provisions of the deposit agreement may at any time and from time to time be amended by agreement between us and the Depositary, without the consent of holders of ADSs, in any respect which we and the Depositary may deem necessary or advisable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of holders of outstanding ADSs, will not take effect as to outstanding ADSs until thirty (30) days after notice of the amendment has been given to the record holders of those ADSs. Every holder of ADSs at the time an amendment becomes effective will be deemed by continuing to hold the ADSs to consent and agree to the amendment and to be bound by the deposit agreement or the ADR as amended. No amendment may impair the right of any holder of ADSs to surrender ADSs and receive in return the ordinary shares represented by those ADSs.

Whenever we direct, the Depositary has agreed to terminate the deposit agreement by mailing a termination notice to the record holders of all ADSs then outstanding at least ninety (90) days before the date fixed in the notice of termination. The Depositary may likewise terminate the deposit agreement by mailing a termination notice to us and the record holders of all ADSs then outstanding if at any time sixty (60) days shall have expired since the Depositary delivered a written notice to us of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.

If any ADSs remain outstanding after the date of any termination, the Depositary will then:

•	discontinue the registration of transfers of ADSs;

•	suspend the distribution of dividends to holders of ADSs; and

•	not give any further notices or perform any further acts under the deposit agreement, except those listed below, with respect to those ADSs.

The Depositary will, however, continue to collect dividends and other distributions pertaining to the ordinary shares. It will also continue to sell rights and other property as provided in the deposit agreement and deliver ordinary shares, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to it.

At any time after the date of termination of the deposit agreement, the Depositary may sell the ordinary shares then held. The Depositary will then hold uninvested the net proceeds of any such sales, together with any other cash then held by it under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADSs that have not previously been surrendered.

Charges of the Depositary

The following charges shall be incurred by any party depositing or withdrawing ordinary shares, or by any party surrendering ADSs or to whom ADSs are issued:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property.

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates.

$.02 (or less) per ADS	Any cash distribution to ADS registered holders (including dividends).
A fee equivalent to the fee that would be payable if securities distributed had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS registered holders.
$.02 (or less) per ADSs per calendar year	Depositary services.
Registration or transfer fees	Transfer and registration of shares on the share register to or from the name of the depositary or its agent when you deposit or withdraw shares.
Expenses of the depositary	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement). Converting foreign currency to US Dollars.
Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	As necessary.
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary.

The Depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for depositary services by deductions from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants for them. The Depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

The Depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account.  The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account.  The Depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the Depositary’s obligation to act without negligence or bad faith.  The methodology used to determine exchange rates used in currency conversions is available upon request.

The holders of ADSs will be responsible for any taxes or other governmental charges payable on their ADSs or on the ordinary shares. The Depositary may refuse to transfer ADSs or allow withdrawal of the ordinary shares until such taxes or other charges are paid. The Depositary may apply payments owed to holders of ADSs or sell deposited ordinary shares underlying such ADSs to pay any taxes owed and holders of ADSs will remain liable for any deficiency. If the Depositary sells deposited ordinary shares, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to holders of ADSs any proceeds, or send to holders of ADSs any property, remaining after it has paid the taxes.

Direct Registration System

ADSs not evidenced by ADRs shall be transferable as uncertificated registered securities under the laws of the State of New York.

The Direct Registration System (“DRS”) and Profile Modification System (“Profile”) will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the Depositary to the owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the ADS registered holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS registered holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS registered holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the Depositary.

General

Neither the Depositary nor we nor any of the Depositary’s or our respective directors, employees, agents or affiliates will be liable to ADS holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental or regulatory authority or stock exchange, any present or future provision of the Articles of Association, any provision of any securities issued or distributed by us, or any act of God or war or terrorism or other circumstances beyond our or its control in performing our or its obligations under the deposit agreement. The obligations of each of us and the Depositary under the deposit agreement are expressly limited to performing our and its specified duties without negligence or bad faith.

The ADSs are transferable on the books of the Depositary or its agent. However, the Depositary may close the transfer books as to ADSs at any time when it deems it expedient to do so in connection with the performance of its duties or at our request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADSs or withdrawal of any ordinary shares, the Depositary or the Custodian may require the person presenting the ADSs or depositing the ordinary shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the deposit agreement. The Depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the ordinary shares represented by the ADSs, and may apply those dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge. The ADS holder will remain liable for any deficiency.

Any ADS holder may be required from time to time to furnish the Depositary or the Custodian with proof satisfactory to the Depositary of citizenship or residence, exchange control approval, legal or beneficial ownership of ADSs or other securities, compliance with all applicable laws or regulations and the terms of the deposit agreement or such information relating to the registration on our books or those that the registrar maintains for us for the ordinary shares in registered form, or other information, to execute certificates and to make representations and warranties that the Depositary deems necessary or proper or as we may reasonably request by written request to the Depositary. Until those requirements have been satisfied, the Depositary may withhold the delivery or registration of transfer of any ADSs or the distribution or sale of any dividend or other distribution or proceeds of any sale or distribution or the delivery of any deposited preference shares or other property related to the ADSs. The delivery or registration of transfer of ADSs may be suspended during any period when the transfer books of the Depositary are closed or if we or the Depositary deems it necessary or advisable. The surrender of outstanding ADSs and the withdrawal of ordinary shares may only be suspended as a result of:

•	temporary delays caused by closing the transfer books or those of the Depositary or the deposit of ordinary shares in connection with voting at shareholder meetings, or the payment of dividends;

•	the non-payment of fees, taxes and similar charges; and

•	non-compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of ordinary shares.

PLAN OF DISTRIBUTION

We may sell relevant securities to or through underwriters or dealers and also may sell all or part of such securities directly to other purchasers or through agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the applicable prospectus supplement describes. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

Under agreements which we may enter into, we may be required to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

Unless a prospectus supplement specifies otherwise, we will not offer any securities or any investments representing securities, including ADSs, of any series to the public in the United Kingdom. Unless otherwise specified in any agreement which we may enter into, underwriters, dealers and/or agents in relation to the distribution of securities or any investments representing securities, including ADSs, of any series and subject to the terms of any such agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs, of any series will represent and agree that:

•	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and all rules and regulations made pursuant to the FSMA with respect to anything done by it in relation to the securities or any investments representing securities, including ADSs, of such series in, from or otherwise involving the U.K.; and

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities or any investments representing the securities (including ADSs) (including without limitation the registration statement, the prospectus, any preliminary prospectus, any ADS registration statement or any ADS prospectus) in circumstances in which Section 21(1) of the FSMA does not apply to LBG as the issuer of the securities.

Each new series of debt securities and capital securities will be a new issue of securities with no established trading market. If securities of a particular series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for those securities.

To the extent an initial offering of the securities will be distributed by an affiliate of ours, each such offering of securities must be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of ours will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer. Following the initial distribution of any of these securities, affiliates of ours may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Delayed Delivery Arrangements

If so indicated in the prospectus supplement, we may authorize underwriters or other persons acting as their agents to solicit offers by certain institutions to purchase debt securities and capital securities from them pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

LEGAL OPINIONS

Our United States counsel, Davis Polk & Wardwell London LLP, will pass upon certain legal matters relating to the securities under U.S. federal securities laws and New York law. Our Scottish counsel, CMS Cameron McKenna Nabarro Olswang LLP, will pass upon certain matters of Scots law relating to the validity under Scots law of the debt securities and the capital securities issued by LBG and the subordination provisions of the subordinated debt securities and capital securities issued by LBG.

EXPERTS

The consolidated financial statements of Lloyds Banking Group plc as at December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus by reference to Lloyds Banking Group plc’s Annual Report on Form 20-F for the year ended December 31, 2024, and the effectiveness of Lloyds Banking Group plc’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

LBG is a public limited company incorporated under the laws of Scotland. Most of LBG’s directors and executive officers and certain of the experts named herein are residents of the United Kingdom. A substantial portion of the assets of LBG, its subsidiaries and such persons, are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon all such persons or to enforce against them in U.S. courts judgments obtained in such courts, including those predicated upon the civil liability provisions of the federal securities laws of the United States. Furthermore, LBG has been advised by its solicitors that there is doubt as to the enforceability in England & Wales and Scotland, in original actions or in actions for enforcement of judgments of U.S. courts, of certain civil liabilities, including those predicated solely upon the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

Ongoing Reporting

LBG is subject to the informational requirements of the Exchange Act and, in accordance therewith, LBG files reports and other information with the SEC. The SEC maintains a website at http://www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC. You can also read this material at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, United States on which certain of LBG’s securities are listed.

We will provide the trustee for any debt securities and the capital securities and the ADS depositary for any ordinary shares with our annual reports, which will include a description of operations and our annual audited consolidated financial statements. We will also provide any trustee or ADS depositary with interim reports that will include unaudited interim summary consolidated financial information. Upon receipt, if we so request, the trustee or the ADS depositary will mail the reports to all record holders of the debt securities, capital securities, ordinary shares or ADSs. In addition, we will provide the trustee or the ADS depositary with all notices of meetings at which holders of debt securities, capital securities or ordinary shares are entitled to vote, and all other reports and communications that are made generally available to holders of debt securities, capital securities or ordinary shares.

Registration Statement

This prospectus is part of a registration statement filed with the SEC. As exhibits to the registration statement, we have also filed or incorporated by reference the indentures, the ADS deposit agreement and our Articles of Association. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information, you should refer to the registration statement. You can obtain the full registration statement from the SEC or from us.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference (i) LBG’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on February 20, 2025; (ii) LBG’s report on Form 6-K filed with the SEC on May 1, 2025 including the interim results for LBG for the three months ended March 31, 2025; (iii) LBG’s report on Form 6-K filed with the SEC on May 1, 2025 disclosing LBG’s capitalization as at March 31, 2025; and (iv) LBG’s report on Form 6-K filed with the SEC on June 5, 2025, disclosing the appointment of a new non-executive director. We also incorporate by reference all subsequent Annual Reports filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain reports on Form 6-K, if they state that they are incorporated by reference into this prospectus, that we furnish to the SEC after the date of this prospectus and until we or any underwriters sell all of the securities.

Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into this prospectus. To obtain copies you should contact us at Investor Relations, 33 Old Broad Street, London, EC2N 1HZ, United Kingdom or by telephone at +44 (0) 207 626 1500.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements within the meaning of Section 21E of the Exchange Act, as amended, and section 27A of the Securities Act, as amended, with respect to the business, strategy, plans and/or results of the Group and its current goals and expectations. Statements that are not historical or current facts, including statements about the Group’s or its directors’ and/or management’s beliefs and expectations, are forward-looking statements. Words such as, without limitation, ‘believes’, ‘achieves’, ‘anticipates’, ‘estimates’, ‘expects’, ‘targets’, ‘should’, ‘intends’, ‘aims’, ‘projects’, ‘plans’, ‘potential’, ‘will’, ‘would’, ‘could’, ‘considered’, ‘likely’, ‘may’, ‘seek’, ‘estimate’, ‘probability’, ‘goal’, ‘objective’, ‘deliver’, ‘endeavor’, ‘prospects’, ‘optimistic’ and similar expressions or variations on these expressions are intended to identify forward-looking statements. These statements concern or may affect future matters, including but not limited to: projections or expectations of the Group’s future financial position, including profit attributable to shareholders, provisions, economic profit, dividends, capital structure, portfolios, net interest margin, capital ratios, liquidity, risk-weighted assets, expenditures or any other financial items or ratios; litigation, regulatory and governmental investigations; the Group’s future financial performance; the level and extent of future impairments and write-downs; the Group’s ESG targets and/or commitments; statements of plans, objectives or goals of the Group or its management and other statements that are not historical fact and statements of assumptions underlying such statements. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon circumstances that will or may occur in the future.

Factors that could cause actual business, strategy, targets, plans and/or results (including but not limited to the payment of dividends) to differ materially from forward-looking statements include, but are not limited to: general economic and business conditions in the United Kingdom and internationally (including in relation to tariffs); imposed and threatened tariffs and changes to global trade policies; acts of hostility or terrorism and responses to those acts, or other such events; geopolitical unpredictability; the war between Russia and Ukraine; the conflicts in the Middle East; the tensions between China and Taiwan; political instability including as a result of any United Kingdom general election; market related risks, trends and developments; changes in client and consumer behavior and demand; exposure to counterparty risk; the ability to access sufficient sources of capital, liquidity and funding when required; changes to the Group’s credit ratings; fluctuations in interest rates, inflation, exchange rates, stock markets and currencies; volatility in credit markets; volatility in the price of the Group’s securities; natural pandemic and other disasters; risks concerning borrower and counterparty credit quality; risks affecting insurance business and defined benefit pension schemes; changes in laws, regulations, practices and accounting standards or taxation; changes to regulatory capital or liquidity requirements and similar contingencies; the policies and actions of governmental or regulatory authorities or courts together with any resulting impact on the future structure of the Group; risks associated with the Group’s compliance with a wide range of laws and regulations; assessment related to resolution planning requirements; risks related to regulatory actions which may be taken in the event of a bank or Group failure; exposure to legal, regulatory or competition proceedings, investigations or complaints; failure to comply with anti-money laundering, counter terrorist financing, anti-bribery and sanctions regulations; failure to prevent or detect any illegal or improper activities; operational risks including risks as a result of the failure of third party suppliers; conduct risk; technological changes and risks to the security of IT and operational infrastructure, systems, data and information resulting from increased threat of cyber and other attacks; technological failure; inadequate or failed internal or external processes or systems; risks relating to ESG matters, such as climate change (and achieving climate change ambitions) and decarbonization, including the Group’s ability along with the government and other stakeholders to measure, manage and mitigate the impacts of climate change effectively, and human rights issues; the impact of competitive conditions; failure to attract, retain and develop high caliber talent; the ability to achieve strategic objectives; the ability to derive cost savings and other benefits including, but without limitation, as a result of any acquisitions, disposals and other strategic transactions; inability to capture accurately the expected value from acquisitions; assumptions and estimates that form the basis of the Group’s financial statements; and potential changes in dividend policy. A number of these influences and factors are beyond the Group’s control.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in LBG’s Form 20-F filed on February 20, 2025 or other documents incorporated by reference herein to be a complete set of all potential risks or uncertainties. We have economic, financial market, credit, legal and other specialists who monitor economic and market conditions and government policies and actions. However, because it is difficult to predict with accuracy any changes in economic or market conditions or in governmental policies and actions, it is difficult for us to anticipate the effects that such changes could have on our financial performance and business operations.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we made in other documents filed with the SEC that are incorporated by reference into this prospectus. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

Lloyds Banking Group plc

$           % Senior Callable Fixed-to-Fixed Rate Notes due 2032

$           % Senior Callable Fixed-to-Fixed Rate Notes due 2037

PROSPECTUS SUPPLEMENT

(to prospectus dated June 6, 2025)

Joint Bookrunning Managers for the Senior Notes

BofA Securities	Citigroup	J.P. Morgan
Lloyds Securities	Mizuho	Standard Chartered Bank